UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Aspen Technology, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ASPEN TECHNOLOGY, INC.
20 Crosby Drive
Bedford, Massachusetts 01730

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be Held on January 29, 2021

Dear Stockholder:

We invite you to attend our annual meeting of stockholders, which is being held as follows:

Date:             Friday, January 29, 2021
Time:             9 a.m. Eastern time
Meeting Webcast Address:     www.virtualshareholdermeeting.com/AZPN2020

At the annual meeting, we will ask you and our other stockholders to:

1.	elect three nominees of the board of directors, Thomas M. Bradicich, Adriana Karaboutis and Georgia Keresty, to the board to hold office until the 2023 Annual Meeting of Stockholders;

2.	ratify the appointment of KPMG LLP ("KPMG") as our independent registered public accounting firm for fiscal 2021; and

3.	approve, on an advisory basis, the compensation of our named executive officers as identified in the Proxy Statement for the annual meeting (so-called "say on pay").

Each of the foregoing proposals is fully set forth in the Proxy Statement, which you are urged to read thoroughly. Stockholders also will be asked to consider any other business properly presented at the annual meeting.
In light of the public health risks attributable to the COVID-19 pandemic, this year’s annual meeting will be a “virtual meeting” conducted exclusively via live audio webcast. Each holder of common stock as of 5 p.m., Eastern time on the record date of December 8, 2020 will be able to participate in the annual meeting by accessing a live webcast at www.virtualshareholdermeeting.com/AZPN2020 and entering the control number included on the stockholder’s Notice of Internet Availability of Proxy Materials or proxy card. Each holder of common stock as of 5 p.m., Eastern time, on the record date will also be able to vote his shares virtually at the annual meeting and submit questions via the Internet during the meeting by participating in the webcast. The annual meeting may be adjourned from time to time at the annual meeting without notice.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be
Held on January 29, 2021 at www.virtualshareholdermeeting.com/AZPN2020:

The Proxy Statement, form of proxy card and 2020 Annual Report to Stockholders are available at
www.aspentech.com, as well as at www.proxyvote.com.

    Whether or not you expect to attend the annual meeting virtually, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet, as instructed in these materials, as promptly as possible in order to ensure your representation at the annual meeting. We have enclosed for your convenience a return envelope that is postage prepaid if mailed in the United States. Even if you vote by proxy, you may still vote virtually if you attend the annual meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote virtually at the annual meeting, you must obtain a proxy issued in your name from the record holder.

By Order of the Board of Directors,

Frederic G. Hammond
Secretary

Bedford, Massachusetts
December 9, 2020

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS

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Our fiscal year ends on June 30, and references to a specific fiscal year are the twelve months ended June 30 of such year (for example, "fiscal 2020" refers to the fiscal year ended June 30, 2020). Our registered trademarks include AspenTech. For convenience, this registered trademark appears in this Proxy Statement without ® symbols, but that practice does not mean that we will not assert, to the fullest extent under applicable law, our rights to the trademark. All other trademarks, trade names and service marks appearing in this Proxy Statement are the property of their respective owners.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
When and where will the annual meeting be held?
This year the annual meeting will be held exclusively by webcast at www.virtualshareholdermeeting.com/AZPN2020 on Friday, January 29, 2021 beginning at 9 a.m., Eastern time. We encourage you to access the annual meeting prior to the start time.
Why am I receiving proxy materials?
We are providing proxy materials in connection with the solicitation by the board of directors of proxies to be voted at our Annual Meeting of Stockholders, which will take place virtually on January 29, 2021. A Notice of Internet Availability of Proxy Materials and a proxy card were first made available on the Internet or mailed to stockholders on or about December 9, 2020. The Notice of Internet Availability of Proxy Materials provides instruction as to how to access proxy materials, including this Proxy Statement and our 2020 Annual Report to Stockholders, over the Internet or how to request a printed copy of the proxy materials. You are invited to virtually attend the annual meeting and requested to vote on the proposals described in this Proxy Statement.
Why did I receive a notice as to the Internet availability of proxy materials instead of a full set of materials?
    Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. We have sent a Notice of Internet Availability of Proxy Materials, together with a proxy card, to our stockholders of record as of the close of business on December 8, 2020. Instructions on how to access proxy materials over the Internet or to request a printed copy of the proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, you may request to receive future proxy materials in printed form by mail. Your election to receive future proxy materials by mail will remain in effect until you terminate such election and ask to receive future proxy materials electronically.
How can I access the proxy materials over the Internet?
    You may view and also download our proxy materials for the annual meeting-- which consist of the Notice of Internet Availability of Proxy Materials, the Proxy Statement, the form of proxy card and our 2020 Annual Report to Stockholders-- on our website at www.aspentech.com as well as at www.proxyvote.com.
Why is the annual meeting being conducted as a virtual meeting?
    In light of the public health risks attributable to the COVID-19 pandemic, we chose a virtual meeting format for the annual meeting in an effort to facilitate stockholder attendance and participation by enabling stockholders to participate from any location around the world as well as to maintain a healthy and safe environment at the annual meeting. The virtual meeting format will allow our stockholders to engage with us at the annual meeting from any geographic location, using internet-connected devices, including smart phones and tablet, laptop or desktop computers. Information on how to vote virtually at the annual meeting is discussed below.
The virtual format allows stockholders to submit questions and comments during the meeting. We are utilizing technology from Broadridge Financial Solutions, Inc., or Broadridge, a leading virtual meeting solution. The Broadridge platform is expected to accommodate most, if not all, stockholders. Both we and Broadridge will test the platform technology before going “live” for the Annual Meeting.
Who may join the annual meeting?
The live audio webcast of the annual meeting will be available for listening by the general public, but participation in the annual meeting, including voting shares and submitting questions, will be limited to stockholders of record at the close of business on December 8, 2020, or the record date. To ensure they can participate, stockholders and proxyholders should visit www.virtualshareholdermeeting.com/AZPN2020 and enter the 16-digit control number included on their Notice of Internet Availability of Proxy Materials or proxy card.
Online check-in to the annual meeting webcast will begin at 8:45 a.m. Eastern time. We encourage you to allow ample time to log in to the meeting webcast and test your computer audio system.
Who can vote at the annual meeting?
    Only stockholders as of the record date will be entitled to vote virtually at the annual meeting. On the record date, there were 67,780,992 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name
    If at the record date your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote virtually at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting virtually, we urge you to fill out and return the enclosed proxy card, or vote by proxy over the telephone or on the Internet as instructed below, to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
    If at the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and the Notice of Internet Availability of Proxy Materials is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting virtually. However, since you are not the stockholder of record, you may not vote your shares virtually at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
    There are three matters scheduled for a vote:

•	election of three directors nominated by the board of directors;

•	ratification of the appointment by the audit committee of the board of KPMG as our independent registered public accounting firm for our fiscal year ending June 30, 2021; and

•	approval, on an advisory basis, of the compensation of our named executive officers as identified in this Proxy Statement.
What if another matter is properly brought before the annual meeting?
    The board of directors does not know of any other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
    With respect to the election of directors, you either may vote "For" all the nominees to the board of directors or may "Withhold" your vote for any nominee you specify. With respect to the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 and the approval, on an advisory basis, of the compensation of our named executive officers, you may vote "For" or "Against" or abstain from voting.
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote virtually at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy through the Internet. Whether or not you plan to virtually attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend and vote at the annual meeting, even if you have already voted by proxy.

•	Virtually at the Annual Meeting. You may vote virtually at the annual meeting by participating in the webcast and casting your vote as instructed at the meeting.

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Via the Internet Without Virtually Attending the Annual Meeting. If you do not choose to attend the annual meeting virtually, you may vote through the Internet by visiting www.proxyvote.com and completing an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability of Proxy Materials. Your vote must be received by 11:59 p.m. Eastern time on the business day immediately preceding the day of the annual meeting to be counted.

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By Mail. To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

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By Telephone. To vote over the telephone from a location in the United States, Canada or Puerto Rico, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern time on January 28, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
    If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote virtually at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
    We provide Internet proxy voting to allow you to vote your shares online with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware, however, that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter, you have one vote for each share of common stock you own as of the record date.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board of directors recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged Alliance Advisors, L.L.C. on an advisory basis and they may help us solicit proxies from brokers, bank nominees and other institutional owners. We expect to pay Alliance Advisors, L.L.C. a fee of $8,500 for their services, plus expenses.
What does it mean if I receive more than one Notice of Internet Availability of Proxy Materials?
    If you receive more than one Notice of Internet Availability of Proxy Materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
    Yes. You can revoke your proxy at any time before the final vote at the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the Internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at Aspen Technology, Inc. at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.

•	You may attend virtually and vote at the annual meeting. Simply attending the annual meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or Internet proxy is the one that is counted. If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?
    Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count:

•	with respect to each director nominee in Proposal One, "For" and "Withhold" votes, abstentions and broker non-votes;

•	with respect to Proposal Two, "For" and "Against" votes and abstentions;

•	with respect to Proposal Three, "For" and "Against" votes, abstentions and broker non-votes.
    Abstentions and votes to "Withhold" are counted as present when determining a quorum, but will not count as votes cast and will have no effect on any of the proposals presented to the stockholders herein. Broker non-votes are counted as present when determining a quorum but will not count as votes cast with respect to Proposals One and Three and as such will have no effect on the outcome of those proposals. Brokers are entitled to vote for the ratification of the appointment of auditors and therefore broker non-votes will not exist as to Proposal Two.
What are "broker non-votes"?
    Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters.
Which ballot measures are considered "routine" or "non-routine"?
        The ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2021 (Proposal Two) is a matter considered routine under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal Two.
The other two Proposals on the ballot are each considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, so unless the beneficial owner gives the broker or nominee specific instructions regarding the owner's vote on each proposal, there may be broker non-votes on Proposals One and Three.
How many votes are needed to approve the proposals?

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For Proposal One, which relates to the election of directors, each of the three nominees who receives "For" votes constituting a plurality of the votes cast (from the holders of votes of shares present virtually or represented by proxy and entitled to vote on the election of directors) will be elected. Votes to "Withhold" and broker non-votes will have no effect on the outcome of the vote, but any nominee for director in an uncontested election who receives more withheld votes than votes in favor must submit an offer of resignation. Please refer to “Director Nomination Process” for more information on this policy.

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Proposal Two, which relates to the ratification of KPMG as our independent registered accounting firm for fiscal 2021, must receive "For" votes constituting a majority of the votes cast by holders of shares that are present virtually or represented by proxy and entitled to vote at the annual meeting. Votes to "Abstain" will not count as votes cast and will have no effect on the outcome of this vote. Because Proposal Two is considered a "routine" matter, brokers are entitled to vote on Proposal Two and broker non-votes will not exist.

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Proposal Three, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive "For" votes constituting a majority of the votes cast by holders of shares that are present virtually or represented by proxy and entitled to vote at the annual meeting. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered "non-routine," brokers will not have discretionary authority to votes shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote.

What is the quorum requirement?
    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares of common stock as of the record date are present at the annual meeting virtually or represented by proxy. On the record date, there were 67,780,992 shares outstanding and entitled to vote. Thus, the holders of 33,890,497 shares must be present virtually or represented by proxy at the annual meeting to have a quorum.

    Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote virtually at the annual meeting. Abstentions, broker non-votes and votes to "Withhold" count as present when determining a quorum. If there is no quorum, the holders of a majority of shares present at the annual meeting virtually or represented by proxy may adjourn the annual meeting to another date.
When are stockholder proposals due for next year's annual meeting?
    If a stockholder wishes to have a proposal considered for inclusion in our Proxy Statement and proxy card in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at the 2021 Annual Meeting of Stockholders, the proposal must be received in writing by August 15, 2021 by our Secretary at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730.
    Additionally, if a stockholder wishes to propose a director nominee or item of business before the 2021 Annual Meeting, the stockholder must give timely written notice to our Secretary at the address noted above. To be timely, a stockholder's notice must be delivered to our Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be delivered not less than 90 days nor more than 120 days prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us.
In addition to the timing requirements set forth above, our by-laws set forth the procedures a stockholder must follow in order to nominate a director for election or to present any other proposal at an annual meeting of our stockholders, other than proposals intended to be included in our sponsored proxy materials..
How can I find out the results of the voting at the annual meeting?
    Preliminary voting results will be announced at the annual meeting. Final voting results will be published in a Form 8-K on or before February 4, 2021. If final voting results are not available to us in time to file a Form 8-K by that date, we intend to file a Form 8-K to publish preliminary results and, within four business days of the final results, amend the Form 8-K to publish the final results.
Can I ask questions at the annual meeting?
You may submit questions via the Internet during the annual meeting by participating in the webcast at www.virtualshareholdermeeting.com/AZPN2020. We will answer any timely submitted appropriate questions on a matter to be voted on at the annual meeting before voting is closed on the matter. Following adjournment of the formal business of the annual meeting, we will address appropriate general questions from stockholders regarding AspenTech in the order in which the questions are received. Questions relating to the stockholder proposals or AspenTech may be submitted in the field provided in the web portal at or before the time the questions are to be discussed. All questions received during the annual meeting will be presented as submitted, uncensored and unedited, except that we may omit certain personal details for data protection issues and we may edit profanity or other inappropriate language. If we receive substantially similar questions, we will group those questions together and provide a single response to avoid repetition. Additional information regarding the submission of questions during the annual meeting can be found in our 2020 Rules of Conduct and Procedure, available at www.virtualshareholdermeeting.com/AZPN2020.
If I am unable to participate in the live audio webcast of the annual meeting, may I listen at a later date?
An audio replay of the annual meeting will be posted and publicly available at www.virtualshareholdermeeting.com/AZPN2020 following the annual meeting and will remain publicly available until our next annual meeting of stockholders in 2021. This audio replay will cover the entire annual meeting, including each stockholder question addressed during the annual meeting.
What should I do if, during check-in or the meeting, I have technical difficulties or trouble accessing the virtual meeting website?
Online check-in to the annual meeting webcast will begin at 8:45 a.m., Eastern time. You should allow ample time to log in to the meeting webcast and test your computer audio system. During online check-in and continuing through the length of the annual meeting, we will have technicians standing by to assist you with any technical difficulties you may have accessing the annual meeting. If you encounter any difficulties accessing the annual meeting during the check-in or at meeting time, you should call the technical support number available at www.virtualshareholdermeeting.com/AZPN2020.

PROPOSAL ONE. ELECTION OF DIRECTORS
    Our by-laws provide that the board of directors is to be divided into three classes, with the classes serving for staggered three-year terms and until successors are elected and qualified. In addition, our by-laws specify that the board has the authority to fix the number of directors. The board currently consists of eleven directors, but, effective as of the annual meeting, the number of directors will be fixed at nine.
There are three nominees for director at this annual meeting: Thomas M. Bradicich, Adriana Karaboutis and Georgia Keresty. If elected, each would serve as a Class III director for a three-year term beginning at the annual meeting and ending at our 2023 Annual Meeting of Stockholders.
    The three director classes currently are comprised as follows:

•	Gary E. Haroian, Adriana Karaboutis, Antonio J. Pietri and R. Halsey Wise are Class I directors, and their terms will end at our 2021 Annual Meeting of Stockholders;

•	Thomas M. Bradicich, Donald P. Casey, Amar Hanspal and Robert M. Whelan, Jr. are Class II directors, and their terms will end at our 2022 Annual Meeting of Stockholders; and

•	Georgia Keresty, Joan C. McArdle and Simon J. Orebi Gann are Class III directors, and their terms will end at our 2020 Annual Meeting of Stockholders.
    Vacancies on the board may be filled only by persons elected by a majority of the remaining directors. A director elected by the board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified, or his or her earlier resignation, death or removal.
    If elected at the annual meeting, each of the nominees would serve until the 2023 Annual Meeting and until a successor is elected and qualified, or until the earlier death, resignation or removal of the nominee. If a nominee is unable or unwilling to serve, proxies will be voted for such substitute nominee or nominees as the board may determine. We are not aware of any reason that any of the nominees will be unable or unwilling to serve.
    The nominating and corporate governance committee is responsible for identifying and recommending director candidates to the board. The board is responsible for nominating members for election to the board. In order to ensure that the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board (or the nominating and corporate governance committee on behalf of the board of directors) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board and our company.
    Directors are elected by a plurality of the votes cast by holders of shares present virtually or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the highest number of affirmative votes will be elected. Votes to "Withhold" and broker non-votes will have no effect on the outcome of the vote.
    Brief biographies of the nominees are contained on page 33 of this Proxy Statement and include information, as of November 19, 2020, regarding the specific and particular experience, qualifications, attributes and skills of each nominee for director that led the nominating and corporate governance committee to believe that such nominee should continue to serve on the board. In addition, following the biographies of the nominees are the biographies of directors not currently up for re-election containing information as to why the committee believes that such director should continue serving on the board.
THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF
EACH OF THOMAS M. BRADICICH, ADRIANA KARABOUTIS AND GEORGIA KERESTY.

PROPOSAL TWO. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the board of directors has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2021 and has further directed that management submit the appointment of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since its appointment on March 12, 2008 to audit our consolidated financial statements of our fiscal year 2008. Subject to change due to the ongoing COVID-19 pandemic, representatives of KPMG LLP are expected to be present virtually at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our by-laws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as our independent registered public accounting firm. However, the audit committee is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain the firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in our best interests and that of our stockholders.

The affirmative vote of the holders of a majority of the votes cast by holders of shares present virtually or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP. Votes to "Abstain" will not count as votes cast and will have no effect on the outcome of this vote. Because this proposal is considered a "routine" matter, brokers are entitled to vote for the ratification of the appointment of auditors. As a result, broker non-votes are not expected to exist as to the ratification of the appointment of our independent registered accounting firm.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL TWO.

PROPOSAL THREE. ADVISORY VOTE ON EXECUTIVE COMPENSATION
    In accordance with SEC rules, we are asking our stockholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. We are required to provide an advisory vote on executive compensation pursuant to Section 14A of the Securities and Exchange Act. This Proposal Three, commonly known as a "say on pay" proposal, gives our stockholders the opportunity to express their views on our executive compensation programs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. We currently hold this vote annually.
    The compensation of our named executive officers is disclosed in the section entitled "Executive Compensation" below, including the tabular and narrative disclosures set forth in such section under the headings "Executive Compensation Tables" and "Compensation Discussion and Analysis." As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles and strongly aligned with our stockholders' interests. Compensation of our named executive officers is designed to enable us to attract and retain talented and experienced executives to lead our company successfully in a competitive environment.
    We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement by casting a non-binding advisory vote "FOR" the following resolution:
"RESOLVED, that the stockholders approve the compensation of the "named executive officers" of Aspen Technology, Inc., as disclosed in the section entitled "Executive Compensation" in the Proxy Statement for the Aspen Technology, Inc. 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission."
    The affirmative vote of a majority of the votes cast by holders of shares present virtually or represented by proxy and entitled to vote at the annual meeting will be required to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement. Abstentions will not count as votes cast and will have no effect on the vote. Because this proposal is considered "non-routine," brokers will not have discretionary authority to vote shares on this proposal without direction from the beneficial owner, and broker non-votes will have no effect on the vote.

Because the vote is advisory, it will not be binding on us or the board of directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and, accordingly, the board and its compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL THREE.

EXECUTIVE OFFICERS
    You should refer to "Information Regarding the Board of Directors and Corporate Governance - Directors - Directors Continuing in Office Until Our 2021 Annual Meeting" later in this proxy statement for information about our President and Chief Executive Officer, Antonio J. Pietri. Biographical information for our other executive officers as of December 8, 2020 follows.
    John W. Hague was appointed our Executive Vice President, Operations, effective January 14, 2020. From September 2017 to January 2020, Mr. Hague served as the Senior Vice President and General Manager of our APM Business Unit, after serving as the Senior Vice President of our Global Partners Organization from July 2017 to September 2017 and our Senior Vice President, Strategy from October 2017 to June 2017. Over the past 20 years, he has served in a variety of other key executive roles at AspenTech, overseeing the sales organization for North and Latin America, building out the Middle East and North Africa business region as well as driving AspenTech’s global partner strategy and several key acquisitions. Mr. Hague also led product operations in the early 2000s as a member of the Products organization. He previously worked with Conoco where he held management positions in several business areas including roles supporting the DuPont organization. He has also held management positions at Scientific Software and Advanced Pipeline Technologies. He holds a B.S. and an MBA from Oklahoma State University. Mr. Hague is 61 years old.
Karl E. Johnsen has served as our Senior Vice President and Chief Financial Officer since October 1, 2015, after serving as our Vice President, Corporate Controller since November 2013. From October 2012 to August 2013, Mr. Johnsen was vice president, chief accounting officer for Avid Technology, Inc., a provider of digital media content-creation products and solutions for audio, film, video and broadcast professionals. Prior to October 2012, Mr. Johnsen held Finance leadership roles at public and private technology and software companies including FusionStorm Global Inc., a provider of diversified information technology services, and GlassHouse Technologies, Inc., a provider of data center consulting, technology integration and managed services. Mr. Johnsen is a Certified Public Accountant and holds a B.S. in Accountancy from Bentley University and an M.B.A. from Babson College. Mr. Johnsen is 52 years old.
    Frederic G. Hammond has served as our Senior Vice President, General Counsel and Secretary since July 2005. From February to June 2005, Mr. Hammond was a partner at a Boston law firm. From 1999 to 2004, Mr. Hammond served as vice president, business affairs and general counsel of Gomez Advisors, Inc., an Internet performance management and benchmarking technology services firm. From 1992 to 1999, Mr. Hammond served as general counsel of Avid Technology, Inc., a provider of digital media content-creation products and solutions for audio, film, video and broadcast professionals. Prior to 1992, Mr. Hammond was an attorney with the law firm of Ropes & Gray LLP in Boston, Massachusetts. He holds a B.A. from Yale College and a J.D. from Boston College Law School. Mr. Hammond is 61 years old.

COMPENSATION DISCUSSION AND ANALYSIS
Overview
    We have prepared the following Compensation Discussion and Analysis to provide you with information that we believe is helpful to understand our executive compensation policies and decisions as they relate to the compensation for fiscal 2020 of our chief executive officer and other executive officers included in the Summary Compensation Table on page 24. The chief executive officer and these other executive officers are referred to in this proxy statement as our "named executive officers." Our objectives and the philosophy of our executive compensation program are described below on page 13, after the Executive Summary immediately below. We also describe actions regarding compensation taken before and after fiscal 2020 when it enhances the understanding of our executive compensation program.
Executive Summary
    The compensation committee believes that our executive compensation program is responsibly aligned with the best interests of our stockholders, and is appropriately designed and reasonable in light of the executive compensation programs of our peer group companies. Our program correlates to long-term stockholder value in that it encourages our named executive officers to work for our long-term prosperity and reflects a pay-for-performance philosophy, but does not encourage our employees to assume unnecessary or excessive risks. We use executive compensation to drive continued improvement in corporate operating and financial performance, and to reward our executives for contributing to that performance.
We use a mix of compensation elements in our program, including:

•	base salary;

•	annual variable cash incentive bonuses;

•	long-term equity incentives in the form of stock options and RSUs;

•	severance and change in control benefits; and

•	benefits offered to all of our employees.
    The highlights of our company performance for fiscal 2020 that were directly linked to executive compensation decisions the compensation committee made in fiscal 2020 include achievement of the targets established by the board of directors for the two key metrics in our 2020 annual cash incentive plan.

•	Growth in annual spend of 9.6% compared to our target of 11%

•	Free cash flow of $243.1 million, compared to our target of $255 million

The highlights of our executive compensation program for fiscal 2020 include:

•
Our executive compensation is heavily weighted toward at-risk, performance-based compensation designed to align the interests of our executives with those of our stockholders. In fiscal 2020, an average of approximately 79.83% of the compensation of our named executive officers (excluding Mr. Pietri, our chief executive officer), and 92.12% of Mr. Pietri’s compensation, was at-risk compensation in the form of variable cash compensation and equity awards. The actual economic value of our named executive officers’ equity awards will depend directly on the performance of our stock price over the period during which the awards vest and, with respect to stock options, could be as little as zero if our stock price were less than the exercise price of such stock options.

•	To provide long-term incentives and ensure that our executives maintain a long-term view of stockholder value, equity awards generally vest over four years.

•	We require our executives to maintain specified levels of ownership of our stock to ensure that our executives' interests are effectively linked to those of our stockholders.

•	In line with our pay-for-performance philosophy, we do not offer multi-year guarantees for salary increases or non-performance-based guaranteed bonuses or equity compensation.

•
We do not provide our executives benefits under a supplemental executive retirement plan, or perquisites such as access to personal security, private aircraft, automobiles, financial planning advice, or club memberships.

•
Our policies prohibit hedging by an executive, or engaging in speculative transactions with respect to our stock, including by engaging in short sales; pledging our company's securities in margin accounts; or engaging in transactions in put or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds or other financial instruments designed to hedge or offset any decrease in the market value of our equity securities.

•
Our executive retention agreements contain "double triggers" requiring termination of service other than for cause or resignation for good reason in connection with a change in control to trigger benefits. Those agreements do not provide for tax gross-up payments intended to offset the cost of excise taxes that could be imposed if any payments are considered "parachute payments" under the Internal Revenue Code.
In setting executive compensation for fiscal 2020, the compensation committee and board of directors decided to use growth in annual spend and free cash flow as key metrics to assess our performance. Comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend is an estimate of the annualized value of our portfolio of term license arrangements as of a specific date, it provides insight into the growth component of license bookings during a fiscal period. Using this corporate performance objective that directly reflected our financial condition and results of operations was consistent with our pay for performance philosophy that we believe aligns with the best interest of our stockholders. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software costs, and (c) other nonrecurring items, such as acquisition related payments. Free cash flow is a useful measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments. Under our variable cash bonus plan for fiscal 2020, each eligible executive's bonus was based solely on achievement of the corporate performance metrics (growth in annual spend and free cash flow), consistent with our philosophy to link executive compensation to corporate performance. However, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award by up to 10 percent in his or its discretion. No such discretion was exercised for fiscal 2020. The plan did not contain individual performance metrics.
Stockholder Engagement
At our annual meeting on December 12, 2019, 34% of the votes were cast in favor of our fiscal year 2019 “say on pay” proposal. We responded by writing to stockholders collectively holding about 80% of our outstanding shares and invited those stockholders to discuss our policies with us and provide their feedback. The chairman of the compensation committee held talks with representatives of each of the stockholders that accepted our invitation, most of which had voted in favor of the compensation of our named executive officers.
In our discussions with these stockholders, we reviewed our longstanding policy of paying up to 25% of the annual bonus incentive at mid-year. We continue to believe that paying only a maximum of 25% of annual incentive compensation at mid-year strikes a fair balance of rewarding performance while also incenting our executives to continue to work at the highest levels of their individual abilities in support of achieving company-wide operating and strategic objectives. However, taking the concerns of certain investors under consideration, we included a clawback provision in the Executive Bonus Plan for fiscal year 2021 such that if mid-year payments are made and we underachieve the metrics for the full year, each participant is required to refund to the company the amount by which his mid-year payment exceeds the total amount he is entitled to receive for the year.
During our outreach, we also discussed with our stockholders the performance-based long-term incentive program we introduced at the beginning of fiscal year 2019 to award the executive management team for achieving double-digit growth in annual spend and achieving corporate incentive plan goals within a two- to three-year period, and to enhance the retention of the executive management team for such period and beyond. At the time the performance targets under our long-term incentive program were established, we believed those targets were difficult to achieve, which was subsequently evidenced by the fact that the targets were not achieved. As of June 30, 2020, all of the RSUs issued in connection with the program were forfeited and no participants received any benefit under the program and we have not initiated a new or modified program.
Objectives and Philosophy of Our Executive Compensation Program

Our compensation philosophy for our executive officers is based on a desire to ensure sustained financial and operating performance, and to reward and retain talent that we believe is critical to our ongoing success. We believe that the compensation of our executive officers should align their interests with those of our stockholders and focus behavior on the achievement of both near-term corporate targets as well as long-term business objectives and strategies.

The primary objectives of our executive compensation program are as follows:

•	attract and retain talented and experienced executives in the highly competitive technology and software industries;

•
reward and retain executives whose knowledge, skills and performance are critical to our continued success, and simultaneously align their interests with those of our stockholders by motivating them to increase stockholder value;

•
balance retention compensation with pay-for-performance compensation by ensuring that a significant portion of total compensation is determined by financial operating results and the creation of stockholder value; and

•	motivate our executives to manage our business to meet short-term and long-term objectives and reward them appropriately for meeting or exceeding them.
Components of Our Executive Compensation Program
    To achieve these objectives, we use a mix of compensation elements, including:

•	base salary;

•	annual variable cash incentive bonuses;

•	long-term equity incentives in the form of stock options and RSUs;

•	severance and change in control benefits; and

•	benefits offered to all of our employees.
    In determining the amount and form of these compensation elements, we may consider a number of factors, including the following:

•
compensation levels paid by companies in our peer group, with a particular focus on target levels for total compensation based on total compensation targets of similarly situated officers employed by the peer companies, as we believe this approach helps us to hire and retain the best possible talent while at the same time maintaining a reasonable and responsible cost structure;

•
corporate performance, particularly as reflected in achievement of key corporate strategic, financial and operational goals such as growth and penetration of customer base and financial and operational performance, as we believe this encourages our named executive officers to focus on achieving our business objectives;

•	the need to motivate executives to address particular business challenges unique to a particular year;

•
broader economic conditions, in order to ensure that our pay strategies are effective yet responsible, particularly in the face of any unanticipated consequences of the broader economy on our business; and

•
individual negotiations with named executive officers, particularly in connection with their initial compensation package, as these executives may be leaving meaningful compensation opportunities at prior employers—or may be declining significant compensation opportunities at other potential employers—in order to work for us, as well as negotiations upon their departures, as we recognize the benefit to our stockholders of seamless transitions.

    While the compensation committee does not have a formal policy for determining the allocation between cash and non-cash compensation, or short-term and long-term compensation, historically the compensation committee has allocated the majority of executives' total target compensation to equity compensation, aligning their interests with those of our stockholders. In fiscal 2020, equity compensation represented 82.75% of our chief executive officer's total compensation from salary, equity, and bonuses and 64.06% of the total compensation from salary, equity, and bonuses of our other named executive officers.

Determining Executive Compensation

Role of the Compensation Committee

The compensation committee of the board of directors oversees our executive compensation program. In this role, the compensation committee is generally responsible for reviewing, modifying, approving and otherwise overseeing the compensation policies and practices applicable to our executives and non-employee directors, including the administration of our equity and employee benefit plans. As part of this responsibility, the compensation committee reviews and approves the compensation structure for our named executive officers (or in the case of the chief executive officer, recommends the compensation structure for approval by a majority of the independent directors). The board is responsible for establishing corporate objectives and targets for purposes of variable cash compensation. For fiscal 2020, the board established corporate targets for growth in annual spend and free cash flow.
The compensation committee historically has, at its discretion, presented to the board information regarding executive compensation matters for all executives. Compensation matters for all executives other than the chief executive officer are approved by the compensation committee and presented to the board for informational purposes. The compensation committee presents to the board its recommendations on compensation matters for the chief executive officer, including base salary and target bonus levels, for approval by the independent directors. In fiscal 2020, the board approved the compensation committee's recommendations as presented.

As part of its deliberations, the compensation committee considers current compensation levels, industry and peer company benchmark data, recommendations from the company's human resources, accounting and finance and legal departments, and the recommendations of our chief executive officer with respect to the other executives. The compensation committee also reviews materials and advice provided by an independent compensation consultant, Willis Towers Watson, and by legal counsel, K&L Gates LLP, in the committee's deliberations on the amount, form and other aspects of executive compensation. The compensation committee reviewed the independence of Willis Towers Watson and K&L Gates LLP pursuant to the SEC rules, and concluded that no conflict of interest existed that would affect either firm’s independence.
Role of Management
For named executive officers other than our chief executive officer, the compensation committee solicits and considers the performance evaluations and compensation recommendations submitted to the compensation committee by the chief executive officer. In the case of the chief executive officer, the board of directors (other than the chief executive officer) evaluates his performance and determines his compensation. Antonio J. Pietri, our chief executive officer and a member of the board, participated in the meetings of the compensation committee relating to the amount of the fiscal 2020 compensation arrangements for each of the named executive officers, other than for Mr. Pietri.
    Our human resources, accounting and finance, and legal departments work with our chief executive officer to design and develop compensation programs that are applicable to named executive officers and other senior executives and that the chief executive officer recommends to the compensation committee. These departments also work with the chief executive officer to recommend changes to existing compensation programs, to recommend financial and other performance targets to be achieved under those programs, to prepare analyses of financial data, to prepare peer group data summaries, to prepare other compensation committee briefing materials, and ultimately to implement the decisions of the board and its compensation committee.
Compensation Benchmarking
    In accordance with our executive compensation philosophy described above, the compensation committee reviews relevant market and industry practices on executive compensation to balance our need to compete for talent with our need to maintain a reasonable and responsible cost structure, as well as with the goal of aligning the interests of the named executive officers with those of our stockholders. In making compensation decisions, the compensation committee reviewed publicly available information on practices and programs and compensation levels of members of a peer group selected by the compensation committee. The composition of the peer group is reviewed and updated by the compensation committee annually, based in part on the recommendations of its independent compensation consultant, as well as the recommendations of our chief executive officer.
    In general, the compensation committee sets base salary and total compensation at or near the median of our peer group. A number of other factors, such as economic conditions, individual performance assessment, and individual negotiations, may play an important role (or no role) with respect to the cash or equity compensation offered to any named executive officer in a given year. In addition to peer group analysis, the compensation committee also reviews global industry survey data to confirm the reasonableness of proposed compensation levels. The compensation committee believes this general approach helps us to compete in hiring and retaining the best possible talent while at the same time maintaining a reasonable and responsible cost structure.
Peer Group
    In the first calendar quarter of 2020, in consultation with our independent compensation consultant, Willis Towers Watson, the compensation committee discussed and confirmed the following criteria for selecting peer group companies:

•
Publicly traded, U.S.-based enterprise software companies. Public disclosures by U.S. companies provide detailed compensation information that enables us to evaluate compensation for our named executive officers.

•
Companies within a specific revenue range of our revenue. For comparison purposes, we use a peer company’s latest fiscal year revenue and our forecasted revenue for the current fiscal year. This analysis is done in January and February, so we use peer company revenue for fiscal years ending on or before December 31 of the previous calendar year.

•
Revenue ranging from 75% to 250% of our revenue. We had previously used a lower bound of 50% of our revenue. We increased the lower bound to account for our strong profitability and attendant market capitalization. We had previously used an upper bound of 300% of our revenue; we decided that 250% better reflected compensation trends in our industry.

•	Market capitalization of at least 20% of our market capitalization.

•	Massachusetts based software companies with whom we compete for executive talent.
Our goal is to maintain a peer group of between 15 and 20 companies and, when possible, keep it unchanged from year to year. A consistent group of companies allows us to better understand and analyze compensation trends in our industry. However, changes do occur. A peer company’s revenue and/or market capitalization may fall substantially outside our selected ranges. Also, companies may be, or be in the process of being, acquired or taken private and no longer provide the compensation information that we require for our analyses. If changes in financials or status cause the size of our group to fall below 15 companies, we add companies that:

•	Meet the criteria stated above.

•	Identify us as a peer company or have been suggested as peers by shareholder advisory services.

•	Have a market capitalization as close as possible to our market capitalization

For fiscal 2021, the same 16 companies were included in the peer group that were included in the peer group for fiscal 2020 as listed below.

ACI Worldwide, Inc.
ANSYS, Inc.
Bottomline Technologies (de), Inc.
Commvault Systems, Inc.
Cornerstone OnDemand, Inc.
Fair Isaac Corporation
Guidewire Software, Inc.
Manhattan Associates, Inc.
MicroStrategy Incorporated
Paycom Software, Inc.
Paylocity Holding Corporation
Progress Software Corporation
PTC Inc.
RealPage, Inc.
RingCentral, Inc.
Verisign, Inc.

At the time the compensation committee reviewed peer group data for purposes of fiscal 2021 compensation analysis, the peer group had annual revenue between $408 million and $1.445 billion and market capitalization between $1.458 billion and $22.971 billion. Our fiscal 2020 revenue was approximately at the 34rd percentile of the peer group and market capitalization approximately at the 59th percentile.

Reasons for Providing and Manner of Structuring the Key Compensation Elements

Base Salary

The compensation committee recognizes the importance of base salary as an element of compensation that helps to attract and retain our executives. We provide base salary as a fixed source of compensation for our executives, allowing them a degree of certainty as a significant portion of their total compensation is "at risk" and dependent upon the achievement of financial goals. Base salary is used to recognize the performance, skills, knowledge, experience and responsibilities required of all our employees, including our named executive officers. We target base salary levels at or near the 50th percentile of our peer group.

Historically, the compensation committee has reviewed the annual salaries for each of our named executive officers on an annual basis, considering whether existing base salary levels continue to be at or near the 50th percentile for our peer group and other global industry survey data. In addition to considering the peer group and other global industry survey data, the compensation committee may also, but does not always, consider other factors, including the experience, tenure and performance of a named executive officer, the scope of the such officer's responsibility, the salary level negotiated by such officer in any existing employment agreement, broader economic conditions, our financial health, and the extent to which the compensation committee is generally satisfied with such officer's past performance and expected future contributions. For fiscal 2020, the compensation committee initially consulted the peer group and other global industry data, as well as an analysis developed by the committee's independent compensation consultant, Willis Towers Watson, and then made an independent determination of base salary for each named executive officer. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2019 Base Salary ($)	Fiscal 2020 Base Salary ($)(1)	Percentage Increase (%)
Antonio J. Pietri	600,000	600,000	—%
John W. Hague	300,003	354,423	18.1%
Karl E. Johnsen	380,000	400,000	5.3%
Frederic G. Hammond	370,750	370,750	—%

(1) When determining fiscal 2020 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at or near the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

Variable Cash Compensation

In addition to base salary, named executive officers are eligible to earn additional cash compensation through annual variable cash bonuses. These are intended to motivate executives to work at the highest levels of their individual abilities and to achieve company-wide operating and strategic objectives. The compensation committee recognizes the important role that variable cash compensation plays in attracting and retaining executives and therefore generally seeks to set target levels for variable bonuses (that is, payouts for target performance achievement) so that target cash bonus is at or near the median of target cash bonus compensation of similarly situated executives in our peer group.

The compensation committee generally starts the process of determining the target bonus levels by which performance will be measured under the bonus programs for executives (other than the chief executive officer, whose target bonus level is set by the board of directors, excluding him) in the last quarter before the start of the applicable fiscal year. Typically, in the fourth quarter of each fiscal year, the compensation committee considers the target bonus percentages for the next fiscal year for executives (other than the chief executive officer). As part of this analysis, the compensation committee considers the likely bonus payouts for the ongoing fiscal year for executives (other than the chief executive officer) and reviews its preliminary analysis with the chief executive officer, in connection with their consideration of expected financial results for the prior year, budgets for the applicable year and the economic forecast for the applicable year. The compensation committee also considers peer group company data provided or confirmed by an independent compensation consultant. The chief executive officer then makes a recommendation to the compensation committee as to the target bonuses that the other executives should be eligible to earn for the applicable year, and the compensation committee reviews those recommendations. Generally, in the first quarter of a fiscal year, after financial results for the prior year have become available, the compensation committee reviews and finalizes its earlier discussions regarding the structure and elements of compensation for the new fiscal year. Among other things, the board approves the corporate performance goals for the year.

In addition to awards based on the performance metrics established in the applicable incentive bonus plan, the compensation committee may make discretionary awards under the plan to eligible employees in such amounts as the committee determines are appropriate and in our best interests. If an executive’s employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive as described in the discussion of the employee retention agreements below in "Employment and Change in Control Agreements."

The process of establishing variable cash compensation for fiscal 2020 was completed in the first quarter of fiscal 2020. In addition to considering our corporate performance goals, the compensation committee performed a detailed analysis for each named executive officer against the peer group and other global industry data. On July 25, 2019, we approved the form of the Executive Bonus Plan for fiscal 2020, or the 2020 Executive Plan, a cash incentive bonus plan for our executives for fiscal 2020. The participants in the 2020 Executive Plan include Antonio J. Pietri, our President and Chief Executive Officer, and certain other members of our senior management, including each of our other named executive officers for fiscal 2020: John W. Hague, our Executive Vice President, Operations; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer, and Frederic G. Hammond, our Senior Vice President and General Counsel.

2020 Executive Plan
Any amounts earned under the 2020 Executive Plan are payable in cash and directly tied to achievement of corporate financial targets. Amounts payable under the 2020 Executive Plan are based and weighted as follows:

•	60% of the overall bonus is based on achievement of our growth in annual spend target; and

•	40% of the overall bonus is based on achievement of our free cash flow target.
Growth in annual spend and free cash flow were selected as the primary corporate performance goals for fiscal 2020. Growth in annual spend was determined to be a useful metric for analyzing our business performance because comparing annual spend for different dates can provide insight into the growth and retention rates of our business. Since annual spend represents the estimated annualized billings associated with our active term license agreements, it provides insight into the future value of subscription and software revenue. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software costs, and (c) other nonrecurring items, such as acquisition related payments. Free cash flow is a useful measure to investors because it permits them to view our performance using tools that management uses to gauge progress in achieving our goals, and is an indication of cash flow that may be available to fund future investments.
The 2020 Executive Plan goals incorporated targets approved by the board of directors as part of our fiscal 2020 operating plan. In order for any bonus to be payable to any executive for achievement of any metric, achievement of at least 70% of the applicable target metric was necessary. Each metric was measured independently. Achievement of above-target performance does not increase the bonus amount, i.e., the maximum bonus award is 100% of the target. The board generally sets the target performance level for the corporate financial objectives at a level that would only be achieved if we continued to substantially improve on our past levels of performance, and if our executives performed at very high levels. As a result, the board believed that 2020 Executive Plan growth in annual spend and free cash flow targets would be difficult to reach but would be attainable with significant effort, while not entailing taking unnecessary or excessive risks.
    In fiscal 2020, performance was evaluated at mid-year and at year-end, and each named executive officer was eligible to earn a bonus of up to 25% of his annual bonus target at mid-year and 75% at year-end under the 2020 Executive Plan. If less than 25% of the target bonus was earned at mid-year, the unrealized difference (up to the 25% mid-year potential) could be made up at year-end based on annual achievement against annual goals. The mid-year evaluation was based on mid-year performance of corporate performance goals only, and payments could not exceed 25% of the annual bonus targets.
We did not meet our mid-year metrics fully. Based on our performance during the first half of the year, the named executive officers earned 85.6% of the maximum payout of 25% of their respective annual target bonuses.
    The year-end payment is based on total annual performance against the annual performance targets less any payment received at mid-year. Annual company performance goals and achievement of such goals were as follows for fiscal 2020.

Plan Metric	Financial Target ($)	Actual Results ($)
Growth in annual spend	11.0%	9.64%
Free cash flow	$255.0 million	$243.1 million

As we did not fully achieve our growth in annual spend and free cash flow targets, bonuses were earned and will be paid as shown in the following table.

Named Executive Officer	Fiscal 2020 Annual Target Cash Payment ($)	Total Bonus Earned for Fiscal 2020 ($)
Antonio J. Pietri	800,000	713,920
John W. Hague	380,000	339,112
Karl E. Johnsen	325,000	290,030
Frederic G. Hammond	267,750	238,940
Equity Compensation
    We provide a portion of our executive compensation in the form of stock options and RSUs that vest over time. We believe that this helps to retain our executives and aligns their interests with those of our stockholders by allowing the executives to participate in our longer-term success through stock price appreciation.
    Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants help to align the interests of our executives and our stockholders, provide our executives with a strong link to our long-term performance and also create an ownership culture. Our equity awards typically take the form of stock options and RSUs. Stock options typically require significant growth in stockholder value to generate long-term value to our executives which is in line with our performance-oriented culture. In addition, the vesting feature of our equity grants is intended to further our goal of executive retention by providing an incentive to an executive to remain in our employ during the vesting period. RSUs have intrinsic value which is important in retaining our executive talent.

The compensation committee carefully considers the mix of equity instruments when determining annual equity awards to ensure that the executive's total compensation conforms to our overall philosophy and objectives.
    In determining the size and mix of equity grants to our executives, the compensation committee considers comparative equity grants received by executives in our peer group and in the global industry survey data generally at the 50th percentile, and also considers the individual executive's performance, contributions and level of responsibility, and the executive's ability to significantly influence our growth and profitability. In addition, the compensation committee takes into account our company-level performance and the recommendations of the chief executive officer other than for himself.
    Our equity awards typically have taken the form of stock options and RSUs. We generally make an initial equity award of stock options and/or RSUs to new executives and an annual equity program grant in the first quarter of each fiscal year as part of our overall compensation program. All grants of options and RSUs to our executives are approved by the compensation committee. Equity awards for our chief executive officer are determined by the compensation committee and then recommended to the board of directors for approval.
    The exercise price of all stock option grants is the fair market value on the grant date, which is set at the closing price of our common stock on the day next preceding the date of grant. Typically, the equity awards we grant to our executives vest pro rata over the first sixteen quarters of a ten-year option term. Unvested awards are forfeited upon termination of employment, except in the case of death or disability. Exercise rights typically cease 90 days after termination of employment, except in the case of death or disability. Prior to the exercise of an option, or vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such equity awards, including voting rights and the right to receive dividends or dividend equivalents.
     Special Performance-Based Long-Term Incentive Grants
The board of directors established a Performance-Based Long-Term Incentive (“LTI”) program in fiscal 2019 that would have rewarded the executive management team for achieving double-digit growth in annual spend and achieving corporate incentive plan goals within a two- to three-year time period. An additional objective of the program was to enhance the retention of the executive management team for such time period and beyond.
On September 4, 2018, we granted awards under the LTI program (“LTI awards”) to certain of our executives, including our named executive officers. The performance period for each LTI award was either of the following two-year periods: (i) fiscal year 2019 - fiscal year 2020, or (ii) fiscal year 2020 - fiscal year 2021. The performance targets for the LTI awards were based on meeting double digit growth in annual spend, defined as an estimate of the annualized value of our portfolio of term license arrangements, as of a specific date, and the performance goals set out in the executive bonus plan for each fiscal year, such as free cash flow. We met the requirements of double-digit growth in annual spend for fiscal 2019 as well as the requirements of the fiscal 2019 bonus plan, but we did not achieve double-digit growth in annual spend in fiscal 2020 and therefore did not meet the requirements of the LTI awards. As of June 30, 2020, all of the RSUs issued in connection with the LTI awards were forfeited and no participant received any benefits under the awards.
Fiscal 2020 Equity Awards
As set forth in the table below, we granted equity awards to Messrs. Pietri, Hague, Johnsen and Hammond that vest in sixteen equal quarterly installments on the last business day of the quarter beginning on September 30, 2019. These awards were granted on September 3, 2019. The compensation committee considered the comparative data and individual performance factors described above when determining the value of each grant. The committee exercised its collective business judgment and experience in making these determinations, with the objective of recognizing each executive's level of responsibility and contributions during the past year, and retaining him and proving appropriate incentives for the future. The committee did not use an arithmetic scorecard in determining the appropriate value of each grant or each executive's performance, contribution or value to us, and instead developed a consensus based on committee discussions and interactions with the executive officers, including the chief executive officer. In determining the allocation of the awards between stock options and RSUs, the compensation committee considered the different goals intended to be achieved through these different types of awards as discussed above.

Fiscal 2020 Equity Awards
Named Executive Officer	Type of Equity Award	Number of Shares Subject to Award (#)
Antonio J. Pietri	Stock Options	44,756
	Restricted Stock Units	34,910

John W. Hague	Stock Options	6,136
	Restricted Stock Units	4,786

Karl E. Johnsen	Stock Options	14,077
	Restricted Stock Units	10,980

Frederic G. Hammond	Stock Options	7,219
	Restricted Stock Units	5,631
Fiscal 2021 Compensation Actions
    The compensation committee took the following additional actions related to named executive officer compensation after the year ended June 30, 2020 through the date of this Proxy Statement.
Base Salary
    In July 2020, the compensation committee, and in the case of Mr. Pietri, the board of directors, established base salaries for fiscal 2021 of our named executive officers for fiscal 2020. In determining fiscal 2021 base salaries, the compensation committee considered data from our peer group. The base salaries thus established are set forth in the table below.

Named Executive Officer	Fiscal 2020 Base Salary ($)	Fiscal 2021 Base Salary ($)(1)	Percentage Increase (%)
Antonio J. Pietri	600,000	600,000	—%
John W. Hague	354,423	380,000	7.2%
Karl E. Johnsen	400,000	400,000	—%
Frederic G. Hammond	370,750	370,750	—%

(1) When determining fiscal 2021 base salaries, the compensation committee considered peer group data in accordance with the committee's general philosophy to target base salary levels at or near the 50th percentile of our peer group. The compensation committee also considered other relevant data such as experience, tenure and performance.

2021 Executive Plan
    On July 22, 2020, we approved an Executive Bonus Plan FY21, or the 2021 Executive Plan, for each of our executive officers and certain other members of senior management. The purpose of these plans is to motivate and reward performance for the achievement of certain corporate objectives for fiscal 2021. Payments under each plan are based upon the achievement of certain corporate performance metrics established by the board of directors. The annual targets under the 2021 Executive Plan for each of the named executive officers for fiscal 2021 are as follows.

Named Executive Officer	Fiscal 2021 Annual Target Cash Payment ($)
Antonio J. Pietri	800,000
John W. Hague	400,000
Karl E. Johnsen	325,000
Frederic G. Hammond	267,750

Fiscal 2021 Performance Goals
    For fiscal 2021, we selected corporate objectives consisting of target amounts for growth in annual spend and free cash flow. These metrics were determined to be important to increasing the value of our common stock, therefore aligning the financial interests of executives with those of our stockholders.
Annual spend is an estimate of the annualized value of our portfolio of term license agreements, as of a specific date. Annual spend is calculated by summing the most recent annual invoice value of each of our active term license agreements. Annual spend also includes the annualized value of standalone SMS agreements purchased with certain legacy term license agreements, which have become an immaterial part of our business. Comparing annual spend for different dates can provide insight into the growth and retention rates of our business, because annual spend represents the estimated annualized billings associated with our active term license agreements. Management utilizes the annual spend business metric to evaluate the growth and performance of our business as well as for planning and forecasting. We believe that annual spend is a useful business metric to investors as it provides insight into the growth component of our term licenses and to how management evaluates and forecasts the business. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of (a) purchases of property, equipment and leasehold improvements, (b) payments for capitalized computer software costs, (c) non-capitalized acquired technology, and (d) other nonrecurring items, such as acquisition and litigation related payments. Management believes that this financial measure is useful to investors because it permits investors to view our performance using the same tools that management uses to gauge progress in achieving our goals. We believe this measure is also useful to investors because it is an indication of cash flow that may be available to fund investments in future growth initiatives or to repay borrowings under the Amended and Restated Credit Agreement, and it is a basis for comparing our performance with that of our competitors.
The growth in annual spend performance metric is weighted at 60%, and the free cash flow metric is weighted at 40% for purposes of determining each eligible executive's bonus. In order for a bonus to be payable for achievement of any metric, we must achieve at least 70% of that metric. We believe this is an appropriate and effective way to link incentive compensation to corporate performance. For fiscal 2021 these plans do not contain individual performance metrics. Instead, each eligible executive's bonus is based solely on achievement of the corporate performance metrics, which is consistent with our philosophy to link executive compensation to corporate performance. In addition, the chief executive officer (in the case of his direct reports) and the compensation committee (in the case of the chief executive officer) may reduce any award otherwise payable hereunder by up to ten percent in his or its discretion.
    In fiscal 2021, performance against the metrics under each plan will be evaluated at mid-year and at year-end. There is the potential for a mid-year payment based on performance against mid-year targets, not to exceed 25% of the annual bonus target. If an executive's employment terminates prior to the end of the performance period, eligibility for any payment will be subject to the retention agreement then in effect between us and the executive. If mid-year payments are made and we underachieve the metrics for the full year, each participant must refund the amount by which his mid-year payment exceeds the total amount he is entitled to receive for the year. In addition to awards based on the performance metrics established under each plan, the compensation committee may make a discretionary award to the executive in such amount as the compensation committee determines to be appropriate and in our best interests.
Equity Awards
The compensation committee recommended annual program grant awards for fiscal 2021 as set forth below to be issued to our fiscal 2020 named executive officers when we become current in our SEC filings.

Named Executive Officer	Type of Equity Award	Value of Equity Award ($)
Antonio J. Pietri	Stock Options	2,450,000
	Restricted Stock Units	4,650,000

John W. Hague	Stock Options	487,500
	Restricted Stock Units	1,462,500

Karl E. Johnsen	Stock Options	487,500
	Restricted Stock Units	1,462,500

Frederic G. Hammond	Stock Options	300,000
	Restricted Stock Units	900,000

In considering such awards for fiscal 2021, the compensation committee reviewed peer group data in line with the committee's general approach to target equity compensation at or near the 50th percentile. The compensation committee also considered each individual's performance and level of contribution when determining the value of fiscal 2021 equity awards. The value of the equity award for our chief executive officer for fiscal 2021 was allocated 65% to RSUs and 35% to stock options, and the value of each equity award for fiscal 2021 for our other named executive officers was allocated 75% to RSUs and 25% to stock options.
Benefits and Other Compensation
    We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. Our named executive officers are not entitled to benefits that are not otherwise available to all employees.
Stock Ownership Guidelines
    We maintain stock ownership guidelines requiring each of our named executive officers and non-employee directors to own our stock (including long shares as well as the net value of vested, unexercised stock options) with a value related to each individual's annual salary or cash retainer, as applicable. Under these guidelines, our chief executive officer is required to own stock with a value equal to at least three times his annual salary; each of our other named executive officers is required to hold stock with a value of at least one times his annual salary; and each of our non-employee directors is required to own stock with a value of at least three times the director's annual cash retainer. New named executive officers and directors have five years from the date that they become named executive officers or directors to reach the applicable ownership threshold. As of the record date, all of our named executive officers and directors satisfied the applicable ownership thresholds.
Severance and Change in Control Benefits
    Pursuant to the executive retention agreements we have entered into with each of our named executive officers and to the provisions of our option agreements, those executives are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination following a change in control of our company. We have provided more detailed information about these benefits, along with estimates of value under various circumstances, in the table below under "Employment and Change in Control Agreements."
    We believe these agreements assist in maintaining a competitive position in terms of attracting and retaining key executives. The agreements also support decision-making that is in the best interests of our stockholders, and enable our executives to focus on company priorities. We believe that our severance and change in control benefits are generally in line with prevalent peer practice with respect to severance packages offered to executives.
    Change in control benefits under our executive retention agreements are structured as "double trigger" benefits. In other words, the change in control, standing alone, does not trigger benefits; rather, benefits are paid only if the employment of the executive is also terminated during a specified period after the change in control and under the circumstances described below in "—Employment and Change in Control Agreements."
Tax and Accounting Considerations
    The accounting and tax treatment of particular forms of compensation do not materially affect our compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate. Section 162(m) of the Internal Revenue Code of 1986, or IRC, generally places a $1 million limit on the amount of compensation a publicly held company can deduct in any tax year on compensation paid to “covered employees.” Prior to the passage of the 2017 Tax Cuts and Jobs Act, performance-based compensation paid to our “covered employees” could be structured to be excluded from this $1 million deduction limit. As a result of changes in the tax law, this previously available exclusion for performance-based compensation is generally no longer available after 2018. The compensation committee considers tax deductibility as one of many factors in determining executive compensation and retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by us.

Risk Analysis of Compensation Policies and Programs
    The compensation committee has reviewed the compensation policies generally applicable to our employees, and believes that these policies do not encourage excessive and unnecessary risk-taking and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on our company. The design of the compensation policies and programs encourages employees to remain focused on both our short-and long-term goals. For example, while the cash bonus plan measures performance on an annual basis, the equity awards typically vest over a number of years, which we believe encourages employees to focus on sustained stock price appreciation, thus limiting the potential for excessive risk-taking. In addition, we believe our stock ownership guidelines for our directors and named executive officers may mitigate against excessive and unnecessary risk-taking by requiring directors and named executive officers to hold a significant position in our stock during their period of service to the company.
Hedging Policies
Our policies prohibit hedging by an executive, or engaging in speculative transactions with respect to our stock, including by engaging in short sales; pledging our company's securities in margin accounts; or engaging in transactions in put or call options, prepaid variable forward contracts, equity swaps, collars, exchange funds or other financial instruments designed to hedge or offset any decrease in the market value of our equity securities.
Conclusion
    Through the compensation arrangements described above, a significant portion of each executive's compensation is contingent on our company-wide performance. Therefore, the realization of benefits by the executive is closely linked to our achievements and increases in stockholder value. We remain committed to this philosophy of paying for performance, recognizing that the competitive market for talented executives and the volatility of our business may result in highly variable compensation in any particular time period. The compensation committee gives careful consideration to our executive compensation program, including each element of compensation for each executive. The compensation committee believes the executive compensation program is reasonable relative to the peer group. The compensation committee also believes that the compensation program gives each executive appropriate incentives, based on the executive's responsibilities, achievements and ability to contribute to our performance. Finally, the compensation committee believes that our compensation structure and practices encourage management to work for real innovation, business improvements and outstanding stockholder returns, without taking unnecessary or excessive risks.

EXECUTIVE COMPENSATION
Executive Compensation Tables
Summary Compensation Table for Fiscal 2020
    The following table contains information regarding compensation earned during the last three fiscal years by our named executive officers for fiscal 2020, who consist of Antonio J. Pietri, our President and Chief Executive Officer; John W. Hague, our Executive Vice President, Operations; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; and Frederic G. Hammond, Senior Vice President, General Counsel and Secretary.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)

Antonio J. Pietri	2020	600,000	4,650,012	1,654,182	713,920	8,211	7,626,325
President and	2019	600,000	4,499,963	1,647,967	721,990	8,967	7,478,887
Chief Executive Officer	2018	600,000	3,750,029	1,269,770	696,990	8,664	6,325,453

John W. Hague	2020	354,423	637,495	226,787	339,112	7,473	1,565,290
Executive Vice President, Operations

Karl E. Johnsen	2020	400,000	1,462,536	520,286	290,030	6,856	2,679,708
Senior Vice President and	2019	380,000	1,237,467	453,210	323,603	8,380	2,402,660
Chief Financial Officer	2018	365,000	974,999	330,134	323,603	7,146	2,000,882

Frederic G. Hammond	2020	370,750	750,049	266,814	238,940	8,530	1,635,083
Senior Vice President,	2019	370,750	674,971	247,205	260,820	9,186	1,562,932
General Counsel and	2018	360,000	509,985	172,686	258,882	8,369	1,309,922
Secretary

(1) Amounts shown represent aggregate grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock units, or RSUs, and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2019, filed with the SEC on September 10, 2019, which identifies assumptions made in the valuation of option awards.

(2) Amounts shown consist of awards based on performance under our 2020 Executive Plan and equivalent predecessor plans for each respective fiscal year. For additional information regarding these awards in fiscal 2020, see ‘‘Compensation Discussion and Analysis—Variable Cash Compensation.’’

(3) Amounts shown include matching contributions under our 401(k) deferred savings retirement plan and the annual dollar value associated with life and death and disability insurance premiums.

(4) 2018 LTI Awards discussed at " Compensation Discussion and Analysis-- Fiscal 2020 Compensation Actions-- Special Performance-Based Long Term-Incentive Grants" had a fair value of $28,040,000.00 as of their date of grant. We concluded that, as of the grant date, the performance metrics related to the 2018 LTI Awards were not probable of achievement. If those performance metrics were assumed to be achieved at 100%, the grant date fair value of the 2018 LTI Awards would have been as follows for each of the named executive officers.

	Antonio J Pietri	$20,000,000
	John W. Hague	$1,950,000
	Karl E. Johnsen	$4,290,000
	Frederic G. Hammond	$1,800,000

As of June 30, 2020, the performance awards were forfeited, due to the performance based conditions not being met in fiscal 2020. No compensation expense was recognized during fiscal 2020 and 2019.

Grants of Plan-Based Awards for Fiscal 2020
    The following table shows all plan-based awards granted to our named executive officers during fiscal 2020. The equity awards granted in fiscal 2020 identified in the table below are also reported in the table entitled "Outstanding Equity Awards at Fiscal Year-End." For additional information regarding the non-equity incentive plan awards, please refer to "Compensation Discussion and Analysis—Reasons for Providing and Manner of Structuring the Key Compensation Elements—Variable Cash Compensation."

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	All Other Stock Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Antonio J. Pietri	N/A	400,000	800,000	800,000
	9/3/2019				34,910			4,650,012
	9/3/2019					44,756	133.20	1,654,182

John W. Hague	N/A	112,500	225,000	225,000
	9/3/2019				4,786			637,495
	9/3/2019					6,136	133.20	226,787

Karl E. Johnsen	N/A	162,500	325,000	325,000
	9/3/2019				10,980			1,462,536
	9/3/2019					14,077	133.20	520,286

Frederic G. Hammond	N/A	133,875	267,750	267,750
	9/3/2019				5,631			750,049
	9/3/2019					7,219	133.20	266,814

(1) Consists of performance-based cash incentive bonus awards under the 2020 Executive Plan. Actual amounts of awards are set forth in the summary compensation table above to the extent they have been determined and paid as of the date of filing of this Proxy Statement.

(2) Represents restricted stock units granted under the 2010 Equity Incentive Plan. For additional information regarding vesting of these awards, see “Compensation Discussion and Analysis-Reasons for Providing and Manner of Structuring the Key Compensation Elements-Equity Compensation” on page 18.

(3) Represents stock options granted under the 2010 Equity Incentive Plan. For additional information regarding vesting of these awards, see “Compensation Discussion and Analysis-Reasons for Providing and Manner of Structuring the Key Compensation Elements-Equity Compensation” on page 18.

(4) Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to RSUs and stock options granted to the named executive officers. Pursuant to SEC rules, the amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the fair market value of our common stock on the grant date. For a description of the assumptions relating to our valuations of the RSUs and stock options, see note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2019, filed with the SEC on September 10, 2019.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information as to unexercised options and stock awards held at the end of fiscal 2020 by the named executive officers.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($/Share)(1)	Option Expiration Date (2)	Number of Shares or Units that have not Vested (#)	Market Value of shares or Units of stock that have not vested ($)(3)
Antonio J. Pietri	48,030 (4)	0	$43.44	7/31/2024	0	0
	70,433	0 (5)	$44.38	8/2/2025	0 (5)	0
	86,156	0 (7)	$45.46	8/31/2026	0 (7)	0
	52,934	17,648 (8)	$63.25	8/31/2027	14,824 (8)	1,535,915
	24,078	24,080 (9)	$115.36	9/3/2028	19,504 (9)	2,020,809
	11,188	33,568 (10)	$133.20	9/2/2029	26,184 (10)	2,712,924

John W. Hague	2,977	0 (11)	$32.54	7/31/2023	0 (11)	0
	2,230	0 (4)	$43.44	7/31/2024	0 (4)	0
	1,817	0 (5)	$44.38	8/2/2025	0 (5)	0
	1,925	0 (7)	$45.46	8/31/2026	0 (7)	0
	1,640	548 (8)	$63.25	8/31/2027	460 (8)	47,661
	530	240 (12)	$63.77	9/14/2027	200 (12)	20,722
	3,008	3,012 (9)	$115.36	9/3/2028	2,440 (9)	252,808
	1,532	4,604 (10)	$133.20	9/2/2029	3,590 (10)	371,960

Karl E. Johnsen	620	0 (5)	$44.38	8/2/2025	0	0
	7,265	0 (6)	$37.91	9/30/2025	0 (6)	0
	2,866	0 (7)	$45.46	8/31/2026	0 (7)	0
	1,147	4,588 (8)	$63.25	8/31/2027	3,856 (8)	399,520
	6,620	6,624 (9)	$115.36	9/3/2028	5,367 (9)	556,075
	3,517	10,560 (10)	$133.20	9/2/2029	8,236 (10)	853,332

Frederic G. Hammond	597	0 (5)	$44.38	8/2/2025	0 (5)	0
	3,440	0 (7)	$45.46	8/31/2026	0 (7)	0
	7,199	2,400 (8)	$63.25	8/31/2027	2,016 (8)	208,878
	3,608	3,616 (9)	$115.36	9/3/2028	2,928 (9)	303,370
	1,804	5,415 (10)	$133.20	9/2/2029	4,224 (10)	437,649

(1) Each option has an exercise price equal to the fair market value of our common stock at the time of grant based on the market closing price of our stock on the trading day prior to the grant date.
(2) The expiration date of each option occurs ten years after the grant of such option.
(3) The closing price of our common stock on the NASDAQ Global Select Market on June 30, 2020 was $103.61.

(4) These options and stock awards were granted on August 1, 2014. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2014 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(5) These options and stock awards were granted on August 3, 2015. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(6) These options and stock awards were granted on October 1, 2015. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on December 31, 2015 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(7) These options and stock awards were granted on September 1, 2016. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2016 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(8) These options and stock awards were granted on September 1, 2017. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 29, 2017 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(9) These options and stock awards were granted on September 4, 2018. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 29, 2018 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(10) These options and stock awards were granted on September 3, 2019. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2019 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(11) These options and stock awards were granted on August 1, 2013. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on September 30, 2013 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

(12) These options and stock awards were granted on September 15, 2017. The shares underlying these options and stock awards vest in 16 equal quarterly installments, commencing on December 29, 2017 and continuing on the last business day of each successive quarter thereafter, subject to the holder’s continued service with us.

Option Exercises and Stock Vested in 2020
    The table below details options that were exercised by our named executive officers during fiscal 2020 and shares of common stock that vested during fiscal 2020 under RSUs held by those named executive officers.

Option Exercises and Stock Vested in Fiscal 2020

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)
Antonio J. Pietri	—	$—	52,690	$5,838,822

John W. Hague	—	$—	3,472	$384,750

Karl E. Johnsen	28,446	$1,219,178	15,671	$1,749,111

Frederic G. Hammond	—	$—	7,362	$815,800

(1) With respect to shares acquired upon vesting of RSUs, each named executive officer elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares. The net shares received upon vesting are as follows: Antonio J. Pietri, 30,569; John W. Hague, 2,616; Karl E. Johnsen, 9,251; Frederic G. Hammond, 4,643.

Equity Compensation Plan Information
Our only equity compensation plan in effect as of June 30, 2020 is the 2016 Omnibus Incentive Plan. The following table shows certain information concerning the 2016 Omnibus Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($/Share)	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	632	103.61	5,999,368
Equity compensation plans not approved by security holders	—	—	—
Total	632	103.61	5,999,368
CEO Pay Ratio
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC adopted a rule requiring the annual disclosure of the ratio of the median employee's total annual compensation to the total annual compensation of the CEO. For fiscal 2020, our CEO pay ratio was determined to be as follows.

•	The median of the annual total compensation of all employees (other than the chief executive officer) was $94,857.

•	For fiscal year 2020, the chief executive officer’s total annual compensation was approximately 79.9 times that of our median employee.
To determine the median of the annual total compensation of our employees, we applied the following methodology and assumptions.

•	We selected the last day of our fiscal year, June 30, 2020, to establish the employee population.

•	As of June 30, 2020, we had 1,710 full-time employees, of whom 821 were located in the United States.

•
We used payroll and equity plan records over the twelve-month period beginning on July 1, 2019 and ending on June 30, 2020. The components of annual compensation which were consistently applied to determine the median employee included: base salary, sales commissions, bonuses earned for fiscal year 2020, the grant date fair value of stock awards and other compensation.

•	For employees who began employment with us during the year, target annual sales commissions and annualized base salaries and bonuses were used for the calculation.

•	Foreign exchange rates were translated to the U.S. dollar equivalent based on rates as of the last business day of our fiscal year, which was June 30, 2020.

•	No other adjustments were made.
This ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Other companies may use methodologies, exclusions, estimates and assumptions in calculating their pay ratios that are different from ours because those companies may have employment and compensation practices that are different from ours.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS
    We have entered into Amended and Restated Executive Retention Agreements, or Amended Agreements, with the following executive officers: Antonio J. Pietri, our President and Chief Executive Officer; John W. Hague, our Executive Vice President, Operations; Karl E. Johnsen, our Senior Vice President and Chief Financial Officer; and Frederic G. Hammond, our Senior Vice President, General Counsel and Secretary.
Pursuant to the terms of each Amended Agreement with an executive, if no change in control (as defined) has occurred, and the executive's employment is terminated without cause or the executive resigns for good reason (which includes constructive termination, relocation, and a reduction in salary or benefits), the executive will be entitled to receive the following:

•	for 12 months (or, for Mr. Pietri, 18 months) following the date of termination, an amount equal to the executive's base salary then in effect, payable on our normal payroll cycle over such period;

•
an amount equal to the executive's total target bonus for the fiscal year, pro-rated for the portion of the fiscal year elapsed prior to termination, payable in equal installments with the base salary payments payable to the executive;

•
an amount equal to 12 times (or, for Mr. Pietri, 18 times) the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to the executive under our group health benefit plans in which the executive participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination payable in one lump sum;

•
an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in one lump sum, for a period of 12 months (or, for Mr. Pietri, a period of 18 months);

•	to the extent not already paid, any other amounts due to the executive under any other plan, program, policy or agreement, including any accrued vacation pay; and

•
outplacement services through one or more firms of the executive's choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months (or, for Mr. Pietri, 18 months) following the date of termination, and (b) the date the executive secures full-time employment.

If within 12 months following a change in control, the executive's employment is terminated without cause or the executive resigns for good reason (which includes constructive termination, relocation, a reduction in salary or benefits, our failure to obtain an agreement from any of our successors to assume the executive’s Amended Agreement, any material breach by us of the executive’s Amended Agreement, and our failure to pay benefits when due), then the executive shall be entitled to receive the following:

•	the executive's base salary and any accrued vacation pay through the date of termination, in each case to the extent not already paid, payable in one lump sum;

•
an amount equal to the sum of the executive's base salary then in effect (or, for Mr. Pietri 1.5 times his annual base salary then in effect) and the higher of the executive's target bonus for (a) the then-prior fiscal year and (b) then-current fiscal year, payable in one lump sum;

•
an amount equal to 12 times (or, for Mr. Pietri, 18 times) the excess of (a) the monthly premium payable by former employees for continued coverage under COBRA for the same level of coverage, including dependents, provided to the executive under our group health benefit plans in which the executive participates immediately prior to termination over (b) the monthly premium paid by active employees for the same coverage immediately prior to termination, payable in one lump sum;

•
an amount equal to the cost to the executive of providing life, disability and accident insurance benefits, payable in one lump sum for a period of 12 months (or, for Mr. Pietri, a period of 18 months);

•	to the extent not already paid, any other amounts due to the executive under any other plan, program, policy or agreement, payable in one lump sum;

•
full vesting of (a) all common stock options then held by the executive, which options may be exercised by the executive for a period of twelve months following the date of termination (subject to the original expiration date of such options), and (b) all restricted stock and restricted stock units then held by the executive, provided that vesting for awards that are subject to performance conditions will be based on assumed performance at the greater of (i) the executive's target level and (ii) the level of performance achieved by the executive immediately prior to termination, as determined by the board of directors; and

•
outplacement services through one or more firms of the executive's choosing, payable by us up to an aggregate amount of $45,000, which services will extend until the earlier of (a) 12 months (or, for Mr. Pietri, 18 months) following the date of termination, and (b) the date the executive secures full-time employment.

Each Amended Agreement with an executive provides that in the event the total payments or distributions received by the executive relating to termination of employment are subject to excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, the payments or distributions will be reduced to the extent such reduction will result in the executive retaining a larger amount, on an after-tax basis, than if the executive had received all of the payments or distributions in full, in each case first reducing or eliminating the portion of the payments that are not payable in cash and then by reducing or eliminating cash payments.
Each Amended Agreement terminates on the earliest to occur of (a) July 31, 2021, (b) the first anniversary of a change in control, and (c) our payment of all amounts due to the executive following a change in control. Each Amended Agreement is subject to automatic renewal on August 1 of each year, beginning August 1, 2021, unless we give notice of termination at least six months prior to the renewal date.
Potential Payments Upon Termination or Change in Control
    The following table sets forth estimated compensation, if any, that would have been payable to each of our named executive officers as severance or upon a change in control of our company under three scenarios, assuming the termination triggering severance payments or a change in control took place on June 30, 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE
Name	Cash Payment ($)(1)	Accelerated Vesting of Stock Options ($)(2)	Accelerated Vesting of Restricted Stock Units ($)(3)	Welfare Benefits ($)(4)	Outplacement ($)(5)	Total ($)

Antonio J. Pietri
● Termination without cause not related to a change in control	$1,700,850			$29,600	$45,000	$1,775,450
● Change in control only	$—	$—	$—	$—	$—	$—
● Termination without cause or by the executive for good reason following change in control	$1,700,850	$712,273	$6,269,648	$29,600	$45,000	$8,757,371

John W. Hague
● Termination without cause not related to a change in control	579,842			11,232	45,000	636,074
● Change in control only	—	—	—	—	—	—
● Termination without cause or by the executive for good reason following change in control	579,842	31,679	693,151	11,232	45,000	1,360,904

Karl E. Johnsen
● Termination without cause not related to a change in control	$725,568			$16,539	$45,000	$787,107
● Change in control only	$—	$—	$—	$—	$—	$—
● Termination without cause or by the executive for good reason following change in control	$725,568	$185,172	$1,808,927	$16,539	$45,000	$2,781,206

Frederic G. Hammond
● Termination without cause not related to a change in control	639,069			19,657	45,000	703,726
● Change in control only	—	—	—	—	—	—
● Termination without cause or by the executive for good reason following change in control	639,069	96,864	949,896	19,657	45,000	1,750,486

(1) Amounts shown reflect payments based on salary and bonus as well as payment of estimated cost of life, disability and accident insurance benefits during the agreement period.
(2) Amounts shown represent the value of stock options upon the applicable triggering event described in the first column. The value of stock options is based on the difference between the exercise price of the options and $103.61, which was the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2020, June 30, 2020.

(3) Amounts shown represent the value of RSUs upon the applicable triggering event described in the first column, based on the closing price of the common stock on The NASDAQ Global Market on the last trading day of fiscal 2020, June 30, 2020.

(4) Amounts shown represent the estimated cost of providing employment-related benefits during the agreement period.
(5) Amounts shown represent the maximum value of outplacement benefits.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
This section provides further information regarding the board of directors and the independence of our directors and describes key corporate governance guidelines and practices that we have adopted. The board has adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. You can access our current committee charters and code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com; or by calling us at 781-221-6400; or by writing to our Investor Relations Department at our principal executive offices at 20 Crosby Drive, Bedford, Massachusetts 01730. Neither our website nor its contents are incorporated into this Proxy Statement.

DIRECTORS
Biographical information as of December 8, 2020 for our director nominees and continuing directors follows.
Nominees for Election for a Three-Year Term Expiring at Our 2023 Annual Meeting:
Thomas M. Bradicich was elected to the board of directors on January 13, 2020.  He is currently Hewlett Packard Fellow, Head of Manufacturing Solutions Marketing at Hewlett Packard Enterprise (HPE). From 2018 through August 2020 he served as the Vice President, Hewlett Packard Fellow, and Global Head of Edge and IoT Software Labs at HPE. Prior to this role, he was HPE VP and General Manager, leading the global business unit, Servers, Edge & IoT Systems and Software, with responsibility for P&L, worldwide sales, R&D, and customer experience. He directed the founding of HPE’s three global IoT Innovation Labs for partner and customer collaborations. After leading HPE’s first corporate IoT Strategy efforts, Dr. Bradicich and his team moved HPE into new businesses in the converged IT / OT (operational technology) and IoT platform software markets, launching a new industry product category expressly designed for the IoT and Intelligent Edge.  Prior to HPE, Dr. Bradicich was a Corporate Fellow at National Instruments (NI), an OT company, where he incepted and led NI’s Big Analog Data™ and systems management and reliability initiatives. Beginning his career at IBM, Dr. Bradicich was an IBM Fellow, Vice President, Distinguished Engineer, and CTO, and elected to the IBM Academy of Technology. Leading cross company and industry teams, he led the creation of the new product category Converged Systems for data centers, co-founded and directed the IBM Personal Systems Institute for technology transfer and monetization, and led several corporate strategies reporting to IBM’s CEO. Since 2014, Dr. Bradicich has served as an Advisory Board Member and member of the Diversity and Inclusion Committee at the University of Florida. From February 2014 to January 2020, Dr. Bradicich was a member of the Board of Advisors of SparkCognition, an AI software company.  Dr. Bradicich holds several US patents, a BSSE degree from Florida Atlantic University, a MSEE degree from North Carolina State University, and a PhD from the University of Florida, and is 62 years old. We believe his qualifications to serve on the board include his expertise in big data, edge-to-cloud, and IoT solutions, and their profitable business growth.
Adriana Karaboutis was elected to the board of directors on July 22, 2020. Since August 2017, she has been the Group Chief Information and Digital Officer at National Grid, where she is responsible for the development of group-wide digital strategy, information systems and services, digital security and risk, and overall security. During her career, Karaboutis has led the digital transformation for several global brands including Biogen Inc, Dell Inc, General Motors Corporation and Ford Motor Company. From September 2014 to March 2017 she served as Executive Vice President Technology, Business Solutions and Corporate Affairs at Biogen Inc., where she introduced leading digital partners to build capabilities that deliver value across drug discovery, development and delivery processes through core information technology strategy. Prior to Biogen, Karaboutis was instrumental in driving a culture of innovation and continuous business process improvement at Dell as Vice President and Global CIO. Karaboutis brings extensive experience in computer-integrated manufacturing and supply chain management having held international senior leadership roles at General Motors and Ford. For more than 20 years, Karaboutis has focused on innovating with technology to drive business transformation in complex manufacturing and process industries. Karaboutis holds a bachelor’s degree in computer science from Wayne State University. Since May 2017, Ms. Karaboutis has served on the board of Perrigo Company plc (NYSE), a provider of over the counter healthcare products. She also served on the boards of Advance Auto Parts, Inc. (NYSE), an automotive aftermarket parts provider from February 2015 to May 2020, and Blue Cross Blue Shield of Massachusetts from February 2016 to December 2017. Ms. Karaboutis is 58 years old. We believe that her qualifications to serve on the board include her expertise in information technology, supply chain management and manufacturing, corporate governance and strategic planning and oversight.
Georgia Keresty was elected to our board of directors on April 17, 2019.  Since 2017, Ms. Keresty has served as the R&D Chief Operating Officer of Takeda Pharmaceuticals, a global research and development driven innovative biopharmaceutical company. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson.  From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively.  She currently serves as an independent director for Commissioning Agents, Inc., an ESOP global engineering services firm and on the board of trustees for Clarkson University, Potsdam, NY and has previously served on the board of directors for Janssen Alzheimer Immunotherapy, and the board of trustees for the NJ Foundation for Aging. Ms. Keresty holds BS degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey; an MS degree in Information Systems from Pace University; an MBA in Operations Management from Rutgers University; a PhD in Operations Management from Rutgers University; and an MPH in Global Health Leadership from the University of Southern California. Ms. Keresty is also National Association of Corporate Directors (NACD) Directorship Certified™. Ms. Keresty is 59 years old.  We believe Ms. Keresty's qualifications to serve on the board of directors include her lengthy experience as a scientific leader driving operational excellence and innovation in the highly regulated pharmaceutical and healthcare industry.

Directors Continuing in Office Until Our 2021 Annual Meeting:
    Gary E. Haroian has served as one of our directors since 2003. From 2000 to 2002, Mr. Haroian served in various positions, including as chief financial officer, chief operating officer and chief executive officer, at Bowstreet, Inc., a provider of software application tools. From 1997 to 2000, Mr. Haroian served as senior vice president of finance and administration and chief financial officer of Concord Communications, Inc., a network management software company. From 1983 to 1996, Mr. Haroian served in various positions, including chief financial officer, president, chief operating officer and chief executive officer, at Stratus Computer, Inc., a provider of continuous availability solutions. Mr. Haroian served as a director of EnerNOC, Inc., a provider of energy intelligence software and related solutions from 2015 to August 7, 2017, and B456 Systems, Inc. (formerly known as A123 Systems), a battery systems company, from 2006 to 2012. He has also served on boards of other publicly-held companies, including Network Engines, Inc. (NASDAQ), Unica Corporation (NASDAQ), Phase Forward Incorporated (NASDAQ) and Embarcadero Technologies, Inc. (NASDAQ). Mr. Haroian currently serves as a director of BrightCove Inc. (NASDAQ), a provider of cloud-based services for video. Prior to 1983, Mr. Haroian was a Certified Public Accountant. He holds a B.A. in Economics and a B.B.A. in Accounting from the University of Massachusetts Amherst. Mr. Haroian is 69 years old. We believe that Mr. Haroian's qualifications to serve on the board include his extensive advisory experience to various emerging technology companies, his service on the boards of directors of other public companies and his financial and accounting expertise.
Antonio J. Pietri was named our President and Chief Executive Officer effective October 1, 2013 and has served as one of our directors since July 2013. Before accepting his appointment as President and Chief Executive Officer, he had served as our Executive Vice President, Field Operations since July 2007. Mr. Pietri served as our Senior Vice President and Managing Director for our Asia-Pacific region from 2002 to June 2007 and held various other positions with our company from 1996 until 2002. From 1992 to 1996, he was at Setpoint Systems, Inc., which we acquired, and before that he worked at ABB Simcon and AECTRA Refining and Marketing, Inc. He holds an M.B.A. from the University of Houston and a B.S. in Chemical Engineering from the University of Tulsa. Mr. Pietri is 55 years old. In his years of service to the company in various roles, including international assignments, Mr. Pietri has developed valuable working relationships with our customers and employees, and therefore provides a unique perspective on our growth strategy as well as our day-to-day operations.
R. Halsey Wise has served as one of our directors since 2016. Mr. Wise is the founder and chief executive of Lime Barrel Advisors, LLC, a private investment firm he founded in 2010. Since April 2019 Mr. Wise has served on the board of Cerner Corporation (NASDAQ: CERN) a leading provider of intelligent solutions and tech-enabled services that support the clinical, financial and operational needs of healthcare organizations of all sizes by assisting clinicians in making care decisions and assisting organizations in managing day-to-day revenue functions and the health of their populations. Since 2019, Mr. Wise has served on the board of WellSky Inc., a private healthcare information technology company advancing human wellness and as a Senior Advisor to TPG Capital, a global private investment firm. He joined the board of MedAssets, Inc., (formerly NASDAQ: MDAS) a healthcare technology performance improvement company, in March 2014 and served as chairman and chief executive officer from February 2015 until the company was acquired by Pamplona Capital Management in January 2016. He served on the board of Cotiviti Holdings, Inc., (formerly NYSE:COTV), a provider of analytics-driven payment solutions focused on the healthcare sector, from December 2017 until the company was acquired by Verscend Technologies, Inc. in August 2018. From September 2006 to December 2011 Mr. Wise served on the board of Acxiom Corporation, (formerly NASDAQ:ACXM) a provider of marketing technology and services. From 2003 through 2010 Mr. Wise was chairman, president and chief executive officer of Intergraph Corporation, (formerly NASDAQ:INGR) a global provider of engineering and geospatial software. Prior to his service at Intergraph, Mr. Wise was president and chief executive officer, North America of Solution 6 Holdings, Ltd., and president and chief operating officer of Computer Management Sciences, Inc., (formerly NASDAQ:CMSX) a software and services company which was acquired by Computer Associates International, Inc. (now named CA, Inc.). At Computer Associates, he served as the General Manager, North America, for Global Professional Services. Prior to that, Mr. Wise was engaged in investment banking at The Robinson-Humphrey Company (a division of Smith Barney), specializing in software and services. Mr. Wise holds a Master's degree from Northwestern University and a B.A. from the University of Virginia. Mr. Wise is 55 years old. We believe that Mr. Wise's qualifications to serve on the board of directors include his service on the boards of directors of other public companies and his extensive executive management experience.

Directors Continuing in Office Until Our 2022 Annual Meeting:
Donald P. Casey has served as one of our directors since 2004. From 2004 through 2009, Mr. Casey served as Chairman of the Board of Mazu Networks, a networking software startup. In 2004, Mr. Casey was also the chief executive officer of Mazu Networks. Since 2001, Mr. Casey has been an information strategy and operations consultant to technology and financial services companies. From 2000 to 2001, Mr. Casey served as president and chief operating officer of Exodus Communications, Inc., an Internet infrastructure services provider. From 1991 to 1999, Mr. Casey served as president and chief technology officer of Wang Global, Inc. Mr. Casey previously held executive management positions at Lotus Development Corporation, Apple Computer, Inc. and International Business Machines Corporation. Mr. Casey holds a B.S. in Mathematics from St. Francis College. He is 74 years old. We believe Mr. Casey's qualifications to serve on the board of directors include his many years of experience in the business software industry. His experience includes executive management and development roles. We believe Mr. Casey's extensive industry knowledge and industry perspective are beneficial for the board.
Amar Hanspal was elected to the board of directors on July 22, 2020. Since May 2018 he has served as Chief Executive Officer at Bright Machines, which focuses on factory automation combining robotics, machine vision and machine learning software. With more than 30 years’ experience driving innovation and operational excellence, he has led digital transformation at a global scale for brands that include Autodesk, Inc. and RedSpark. As co-CEO at Autodesk from February 2017 to June 2017, Mr. Hanspal was instrumental in transitioning the company from an on-premise technology and software licensing model to a SaaS-based products and subscription model. Prior to his time as co-CEO, he held roles that included Chief Product Officer from November 2011 to February 2017, Senior Vice President of Platform Solutions and Emerging Business, and Vice President of Collaboration Solutions at Autodesk. Before Autodesk, Mr. Hanspal was the Co-Founder and Vice President of Marketing and Business Development for RedSpark, which focused on collaborative product development applications for the discrete manufacturing industry. Mr. Hanspal holds a B.S. in mechanical engineering from Bombay University and a M.S. in mechanical engineering from State University of New York at Stony Brook. He has also completed the executive managerial program at Stanford University and serves on the board of BeyondTrust. Mr. Hanspal is 57 years old. We believe his global experience leading digital transformation is valuable to the board.
Robert M. Whelan, Jr. was elected Chairman of the Board on January 29, 2013. He has served as one of our directors since 2011. Mr. Whelan has been the President of Whelan & Company, LLC, which provides business and financial consulting and strategic services to a broad range of companies, since 2001. On January 1, 2018, Mr. Whelan joined the firm of Black Point Partners, Inc., which provides financial advisory, capital raising and mergers and acquisition services to technology and healthcare companies, as a managing director. Prior to 2001, Mr. Whelan held a number of senior-level positions at various investment banking and brokerage firms. Among other positions, Mr. Whelan was Vice Chairman of Prudential Volpe Technology Group, the technology investment banking and research division of Prudential Securities, and prior to that, he was Chief Operating Officer, Managing Director, Head of Investment Banking, and a board member of Volpe Brown Whelan & Company, a private technology and healthcare investment banking, brokerage and asset management firm acquired by Prudential Securities in 1999. Since 2016, Mr. Whelan has served as a director of Annovis Bio, Inc. (NASDAQ), a clinical stage, drug platform company addressing neurodegeneration such as Alzheimer’s disease, Parkinson’s disease and Alzheimer’s disease in Down Syndrome. He served as a director of ARIAD Pharmaceuticals, Inc., a NASDAQ-listed developer of small-molecule drugs to treat patients with aggressive cancers, from April, 2010 through September, 2014. Mr. Whelan holds a B.A. in History from Dartmouth College and an M.B.A. from Stanford University Graduate School of Business. Mr. Whelan is 68 years old. We believe that Mr. Whelan's qualifications to serve on the board include his executive management and technology investment banking experience.

There are no familial relationships, whether by blood, marriage or adoption between any of our directors, director nominees or executive officers. None of our directors or director nominees is a party to an arrangement or understanding with any person pursuant to which the director or nominee was or is to be selected or nominated for election as a director. Additionally, none of our directors or director nominees is a party to any agreement or arrangement with any person or entity other than our company relating to compensation or other payment in connection with the director or nominee's candidacy or service with us.
The board currently consists of eleven directors, but, effective as of the annual meeting, the number of directors will be fixed at nine as Joan C. McArdle and Simon J. Orebi Gann will not be continuing as directors after the annual meeting.

BOARD DETERMINATION OF INDEPENDENCE
    The board of directors uses the definition of independence established by The NASDAQ Stock Market. Under applicable NASDAQ rules, a director qualifies as an "independent director" if, in the opinion of the board, he or she does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The board has determined that none of Thomas M. Bradicich, Donald P. Casey, Amar Hanspal, Gary E. Haroian, Adriana Karaboutis, Georgia Keresty, Robert M. Whelan, Jr. and R. Halsey Wise has any relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of our company, and that each of these directors therefore is an "independent director" as defined in NASDAQ Listing Rule 5605(a)(2).

DIRECTOR NOMINATION PROCESS
    The process followed by the nominating and corporate governance committee to identify and evaluate director candidates includes requests to members of the board of directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the nominating and corporate governance committee and other members of the board.
    In considering whether to recommend a particular candidate for inclusion in the board's slate of recommended director nominees, the nominating and corporate governance committee considers factors it deems appropriate, which may include judgment, skill, diversity, character, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other members of the board, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The nominating and corporate governance committee does not assign specific weights to particular criteria, and no particular component is a prerequisite for a prospective nominee.
The nominating and corporate governance committee also bases its recommendations on criteria set by the board. These criteria include possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of our company, demonstrated excellence in the candidate’s field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. In order to ensure that the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance, the board of directors (or the nominating and corporate governance committee on behalf of the board) considers diversity, age, skills, and other factors deemed appropriate given the current needs of the board and our company.
    The board and the nominating and corporate governance committee believe that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The board believes that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the board to fulfill its responsibilities effectively. Candidates for director nominees are reviewed in the context of the current composition of the board, our operating requirements and the long-term interests of stockholders. In conducting this assessment, the board (or the nominating and corporate governance committee on behalf of the board) typically considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the board and the company, to ensure the board has a diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, industry knowledge and corporate governance. In the case of incumbent directors whose terms of office are set to expire, the board (or the nominating and corporate governance committee on behalf of the board) reviews these directors' overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors' independence.
    We have adopted a policy as part of our corporate governance guidelines that any nominee for director in an uncontested election who receives more withheld votes than votes in favor, must submit an offer of resignation. The nominating and corporate governance committee will consider all the relevant facts and circumstances and make a recommendation to the board on whether to accept the offer of resignation. The board will act on the recommendation of the nominating and corporate governance committee, and we will disclose that decision in a press release or filing with the SEC if required.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting the individuals' names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than five percent of our common stock for at least a year as of the date such recommendation is made. Any such names should be submitted to the nominating and corporate governance committee in care of our Secretary at Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730. Assuming that appropriate biographical and background material has been provided on a timely basis, the policy of the nominating and corporate governance committee is to evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as the committee follows for candidates submitted by others. If the board determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement and proxy card for our next annual meeting.

BOARD LEADERSHIP STRUCTURE
    The board of directors currently has an independent chair, Robert M. Whelan, Jr. We believe that having an independent board chair can create an environment that is conducive to objective evaluation and oversight of management's performance, and can increase management accountability and improve the ability of the board to monitor whether management's actions are in the best interests of our stockholders. As a result, we believe that having an independent board chair can enhance the effectiveness of the board as a whole.

COMMUNICATING WITH INDEPENDENT DIRECTORS
    The board of directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. Our chairman of the board, with the assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of those communications to the other directors as he considers appropriate.
    Communications are forwarded to all directors if the communications relate to important substantive matters and include suggestions or comments that the chairman of the board or the chair of the nominating and corporate governance committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.
    Stockholders who wish to send communications on any topic to the board should address such communications to the board in care of our Secretary at Aspen Technology, Inc., 20 Crosby Drive, Bedford, Massachusetts 01730.

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS
    We have adopted a written set of corporate governance guidelines, which provides additional details concerning our commitments and principles guiding our overall governance practices.
     We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions.
    We have posted a copy of the code of business conduct and ethics in the "Investor Relations" section of our website located at www.aspentech.com. We intend to satisfy disclosure requirements regarding amendments to, or waivers from, our code by posting such information on our website.

ROLE OF BOARD IN RISK OVERSIGHT
    One of the key functions of the board of directors is informed oversight of our risk management process. In particular, the board is responsible for assessing major risks facing our company and considering ways to address those risks.
The board administers this oversight function directly, as well as through the board's standing committees that address risks inherent in their respective areas of oversight, in compliance with the board's corporate governance policies. Both the board as a whole and the various standing committees receive periodic reports from the management, as well as incidental reports as matters may arise. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the board as quickly as possible.
The audit committee has the responsibility to assist the board in its oversight of our policies for risk assessment and management. The audit committee also oversees our independent auditors and reviews our audited financial statements and other financial disclosures, in addition to overseeing the performance of our audit function. Typically, the audit committee receives and discusses with management a quarterly report regarding risk management and the areas of risk the company has addressed in such quarter.
In reviewing director compensation and making recommendations to the board, the compensation committee considers the impact on the directors’ independence and objectivity. In addition, the nominating and corporate governance committee oversees evaluations of the board and its committees to determine whether they are functioning effectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
    The compensation committee consists of six directors, Thomas M, Bradicich, Donald P. Casey, Adriana Karaboutis, Georgia Keresty, Simon J. Orebi Gann and Robert M. Whelan, Jr., none of whom was formerly a company officer or served as a company employee since July 1, 2019. Since July 1, 2019, none of our executive officers has served as a member of either the board of directors or compensation committee of any entity, one or more of whose executive officers served as a member of either the board or compensation committee.

DIRECTOR ATTENDANCE AT BOARD AND STOCKHOLDER MEETINGS
    The board of directors met seventeen times during fiscal 2020, either in person or by teleconference. During fiscal 2020, each director attended at least 75% of the meetings of the board and the committees upon which he or she serves.
    We do not have a policy regarding director attendance at our annual meetings of stockholders. Directors Antonio J. Pietri and Robert M. Whelan, Jr. each attended our annual meeting of stockholders held on December 12, 2019.

BOARD COMMITTEES
    The board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. All of the members of each of these standing committees are independent as defined under the rules of The NASDAQ Stock Market, or NASDAQ, and, in the case of the audit committee, the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act.
Audit Committee
    The members of the audit committee are Donald P. Casey, Amar Hanspal, Gary E. Haroian, Georgia Keresty, Joan McArdle and R. Halsey Wise. Mr. Haroian chairs the audit committee. The audit committee held eleven meetings in fiscal 2020. The board of directors has determined that all the members of the audit committee are independent directors as defined under NASDAQ rules, including the independence requirements set forth in Rule 10A-3 under the Securities Exchange Act. The board has determined that Mr. Haroian is an "audit committee financial expert" as defined in applicable SEC rules. The purpose of the audit committee is to assist the board’s oversight of the integrity of our financial statements; our compliance with legal and regulatory requirements; the qualifications and independence of our independent auditors; the performance of our internal audit function and independent auditors; our policies for risk assessment and management; and our investment management and other treasury policies. The specific responsibilities of the audit committee include:

•	appointing, approving the compensation of, and overseeing the independence of our independent auditor;

•	overseeing our independent auditor, including the receipt and consideration of reports from such auditor;

•	reviewing and discussing our audited financial statements and related disclosures with management and our independent auditor;

•	directing the independent auditor to use its best efforts to perform all reviews of interim financial information prior to our disclosure of such information;

•
coordinating the board's oversight of our internal accounting controls for financial reporting and our disclosure controls and procedures, as well as the administration of our code of business conduct and ethics;

•	overseeing our internal audit function;

•	establishing policies for the receipt, retention and treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters;

•	meeting independently with members of our internal auditing staff and our independent auditor;

•
receiving and reviewing the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the auditor’s communication with the audit committee concerning independence, and discussing with the independent auditor any disclosed relationships between us and the auditor;

•	reviewing all related party transactions on an ongoing basis; and

•	preparing the audit committee report for our annual proxy statement required by SEC rules.

Compensation Committee

    The members of the compensation committee are Thomas M. Bradicich, Donald P. Casey, Adriana Karaboutis, Georgia Keresty, Simon J. Orebi Gann and Robert M. Whelan, Jr. Mr. Casey chairs the compensation committee. The compensation committee held eight meetings in fiscal 2020. The board of directors has determined that all the members of the compensation committee are independent directors as defined under NASDAQ rules. The purpose of the compensation committee is to discharge the responsibilities of the board relating to compensation of executive officers. Specific responsibilities of the compensation committee include:

•	periodically reviewing the company’s overall compensation principles and structure;

•
reviewing and approving, or (in the case of the chief executive officer) recommending for approval by a majority of the independent directors of the board, executive officer compensation, including salary, bonus and incentive compensation levels; deferred compensation; executive perquisites; equity compensation (including awards to induce employment); severance arrangements; change-in-control benefits; and other forms of executive officer compensation;

•	overseeing an evaluation of executive officers;

•	exercising all rights, authority and functions of the board under all of our stock option, stock incentive, employee stock purchase and other equity-based plans;

•	periodically reviewing and making recommendations to the board with respect to incentive-compensation plans and equity-based plans;

•	periodically reporting to the board on succession planning for our senior executives;

•	reviewing and making recommendations to the board with respect to director compensation; and

•	preparing the compensation committee report required by SEC rules.

To the extent permitted by applicable law and the provisions of a given equity-based plan, and consistent with the requirements of applicable law and such equity-based plan, the compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to such equity-based plan to employees of the company or any subsidiary of the company who are not directors or executive officers of the company.
In fiscal 2020, the compensation committee also engaged an independent consultant, Willis Towers Watson, to advise the committee on matters related to executive and director compensation and provide publicly available compensation information. The compensation committee has assessed the independence of Willis Towers Watson pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Willis Towers Watson from serving as an independent consultant to the compensation committee. Willis Towers Watson did not provide any additional services to the company in fiscal 2020.
Nominating and Corporate Governance Committee
    The members of the nominating and corporate governance committee are Thomas M. Bradicich, Amar Hanspal, Adriana Karaboutis, Georgia Keresty and R. Halsey Wise. Prior to September 11, 2020, the members of the nominating and corporate governance committee had included all of the directors other than Antonio Pietri. Ms. Karaboutis chairs the nominating and corporate governance committee. The board of directors has determined that all the members of the nominating and corporate governance committee are independent directors as defined under NASDAQ rules. The nominating and corporate governance committee held nine meetings in fiscal 2020. The nominating and corporate governance committee's responsibilities include:

•	identifying individuals qualified to become directors;

•	recommending to the board the persons to be nominated for election as directors;

•	developing and recommending to the board corporate governance principles; and

•	overseeing the evaluation of the board and each of the board committees.

AUDIT COMMITTEE REPORT
    The audit committee has reviewed and discussed the audited consolidated financial statements of AspenTech and its subsidiaries for fiscal 2020, and has discussed these financial statements with AspenTech's management and independent registered public accounting firm for fiscal 2020, KPMG LLP.
    The audit committee has also received from, and discussed with, AspenTech's independent registered public accounting firm various communications that the independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by the Public Company Accounting Oversight Board in accordance with Auditing Standard No. 1301 "Communications with Audit Committees."
    KPMG LLP also provided the audit committee with the written communications required under regulations of the Public Company Accounting Oversight Board Rule 3256, "Communication with Audit Committees Concerning Independence," and the audit committee has discussed with KPMG LLP its independence from AspenTech. The audit committee also considered whether the provision of products and services other than audit and audit-related services as set forth in the Audit Fees table on page 56 under the heading "Independent Registered Public Accountants" is compatible with maintaining the independence of the registered public accounting firm.
    Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and KPMG LLP, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in AspenTech's Annual Report on Form 10-K for the fiscal year ended June 30, 2020.
AUDIT COMMITTEE
Gary E. Haroian
Donald P. Casey
Amar Hanspal
Georgia Keresty
Joan C. McArdle
R. Halsey Wise

COMPENSATION COMMITTEE REPORT
    The compensation committee of the board of directors has reviewed and discussed with management the Compensation Discussion and Analysis portion contained in this Proxy Statement. Based on this review and discussion, the compensation committee has recommended to the board, and the board has agreed, that the section entitled "Compensation Discussion and Analysis" as it appears above be included in this Proxy Statement. and incorporated by reference into AspenTech's Annual Report on Form 10-K for the fiscal year ended June 30, 2020.
COMPENSATION COMMITTEE
Donald P. Casey
Thomas M. Bradicich
Adriana Karaboutis
Georgia Keresty
Simon J. Orebi Gann
Robert M. Whelan, Jr.

DIRECTOR COMPENSATION
The following table provides information regarding the compensation paid to our non-employee directors in fiscal 2020.

Compensatory Arrangements with Directors

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert M. Whelan, Jr.	157,500	97,502	60,287	52,489	367,778
Dr. Thomas Bradicich	35,028	97,527	61,766	—	194,321
Donald P. Casey	110,000	97,502	60,287	52,489	320,278
Gary E. Haroian	95,000	97,502	60,287	52,489	305,278
Georgia Keresty	95,000	97,502	60,287	52,489	305,278
Joan C. McArdle (3)	80,000	97,502	60,287	52,489	290,278
Simon J. Orebi Gann (3)	75,000	97,502	60,287	52,489	285,278
R. Halsey Wise	80,000	97,502	60,287	52,489	290,278

(1) Amounts shown represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year, in accordance with ASC Topic 718, with respect to restricted stock units and stock options granted to the named directors. The aggregate number of outstanding stock awards held by each of our non-employee directors as of June 30, 2020 was as follows: Mr. Whelan, 0; Dr. Bradicich, 706; Mr. Casey, 0; Mr. Haroian, 0; Ms. Keresty, 517; Ms. McArdle, 0; Dr. Orebi Gann, 0; and Mr. Wise, 0.  The aggregate number of outstanding option awards held by each of our non-employee directors as of June 30, 2020 was as follows: Mr. Whelan, 29,018; Dr. Bradicich, 1,393; Mr. Casey, 17,260; Mr. Haroian, 18,960; Ms. Keresty, 3,128; Ms. McArdle, 29,018; Dr. Orebi Gann, 22,970; and Mr. Wise, 9,808.

(2) Amounts shown represent cash payments made to offset the tax liability triggered by the vesting of RSUs.

(3) The director's term will end as of the date of the annual meeting.
The cash and equity compensation for the non-employee members of the board of directors for fiscal 2020 is set forth in the table below.

Cash Retainer	$50,000
Annual Equity Award (Value)	$200,000

Committee Members
Audit Member Retainer	$20,000
Compensation Member Retainer	$15,000
Nominating and Corporate
Governance Member Retainer	$10,000

Leadership Roles
Board Chair	$75,000
Audit Chair	$15,000
Compensation Chair	$15,000
Nominating and Corporate
Governance Chair	$7,500

The compensation established for fiscal 2020 reflects our practice since 2011 of emphasizing equity compensation and not paying meeting fees, which is consistent with the practices of our peer group, and was recommended by our independent compensation consultant, Willis Towers Watson.
The compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended allocating the aggregate value of the fiscal 2020 equity grant shown in the table above in the form of RSUs for 75% of the aggregate value and a stock option for 25% of the aggregate value. The value of the stock option portion was measured using the Black-Scholes methodology. The value allocated to the RSU grant was further allocated among RSU shares and a cash payment.
The cash and annual equity award value recommended by the compensation committee for fiscal 2020 was $200,000, which was consistent with the amount that the committee had recommended for fiscal 2019. On September 3, 2019, the board authorized for each non-employee director: (i) a fully-vested stock option grant for 1,444 shares, at an exercise price of $133.20 per share; (ii) a grant of 732 fully-vested RSUs; and (iii) a cash payment of $52,489. The portion of the aggregate grant that was made in cash instead of stock was intended to offset the tax liability triggered by the vesting of the RSUs. This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees, and was made in the form of a cash payment to each individual.
Upon the election to the board of Mr. Bradicich on January 13, 2020 and Ms. Karaboutis and Mr. Hanspal on July 22, 2020, the board granted Mr. Bradicich an option for 1,393 shares at an exercise price of $138.14 and 706 RSUs, and each of Ms. Karaboutis and Mr. Hanspal an option for 1,983 shares at an exercise price of $97 and 1,006 RSUs. All the awards vest one-third on the first anniversary of the grant date and the remainder in eight equal consecutive quarterly installments on the last business day of the quarter.
For fiscal 2021, the compensation committee (in consultation with its independent compensation consultant, Willis Towers Watson, and the chief executive officer) recommended that compensation for non-employee directors remain the same and be awarded when we become current in our SEC filings with equity equal in value to $200,000: 75% in the form of RSUs and a cash payment to each individual to offset the tax liability triggered by the vesting of the RSUs; and the balance in stock options.  This practice is consistent with the net settlement treatment for withholding taxes due upon the vesting of RSUs granted to employees.

LIMITATION OF LIABILITY AND INDEMNIFICATION
    Our charter limits the personal liability of our directors for breach of fiduciary duty to the maximum extent permitted by the Delaware corporation law. The charter provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. These provisions do not, however, eliminate or limit the liability of any of the directors for:

•	any breach of the director's duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

Any amendment or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim arising prior to such amendment or repeal. If the Delaware corporation law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the directors will be further limited to the greatest extent permitted by the Delaware corporation law.

    The charter also provides that we must indemnify directors and officers in certain circumstances. We believe these provisions are important in attracting and retaining qualified individuals to serve as directors and executive officers.

    We maintain director and officer insurance providing for indemnification of our directors and officers for certain liabilities, including certain liabilities under the Securities Act. We also maintain a general liability insurance policy that covers certain liabilities of directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

    There is no pending litigation or proceeding involving any director or executive officer to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

RELATED-PARTY TRANSACTIONS
    The following discussion relates to types of transactions involving our company and any of our executive officers, directors, director nominees or five percent stockholders, each of whom we refer to as a "related party." For purposes of this discussion, a "related-party transaction" is a transaction, arrangement or relationship:

•	in which we participate;

•	that involves an amount in excess of $120,000; and

•	in which a related party has a direct or indirect material interest.

From July 1, 2019 through the date of this Proxy Statement, there have been no related-party transactions, except for the executive officer and director compensation arrangements described in the sections "Executive Compensation" and "Director Compensation." Additionally, no such related-party transaction is currently proposed.

    The board of directors has adopted written policies and procedures for the review of any related-party transaction. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chair of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.
    A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person's interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person's interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person's interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

    The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is in our best interests. The audit committee may impose any conditions on the related person transaction that it deems appropriate.
     In addition to the transactions that are excluded by the instructions to the SEC's related person transaction disclosure rule, the board has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•
interests arising solely from the related person's position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity and (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

    The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.
    Since July 1, 2019 through the date of this Proxy Statement, there have been no related-party transactions that were specifically contemplated by our charter or by-laws and excepted from the definition of related-party transactions according to the preceding exception.

STOCK OWNERSHIP
Stock Owned by Directors, Executive Officers and Greater-than-5% Stockholders
    The following tables set forth certain information, as of December 8, 2020 with respect to the beneficial ownership of our common stock by:

•	each person or group that we know to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our executive officers and directors; and

•	our executive officers and directors as a group.
    As of December 8, 2020, a total of 67,780,992 shares of common stock were outstanding. In the following table, (a) shares under "Right to Acquire" include shares subject to options that were vested as of December 8, 2020 or will vest by February 6, 2021 (60 days after December 8, 2020) and restricted stock units, or RSUs, that will vest by February 6, 2021 and (b) unless otherwise noted, each person identified possesses, to our knowledge, sole voting and investment power with respect to the shares listed, subject to community property laws where applicable. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire those shares are treated as outstanding only for purposes of determining the number and percent of shares of common stock owned by such person or group. The information in this table is based upon information supplied by executive officers and directors and Schedules 13G filed with the SEC. The address of all of our executive officers and directors is in care of Aspen Technology, Inc. at 20 Crosby Drive, Bedford, Massachusetts 01730.

	Common Stock
Name of Stockholder	Outstanding	Right to	Total	Percent of
	Shares	Acquire	Number	Voting Power
5% Stockholders
FMR LLC (1)	6,963,381			10.3%
245 Summer Street
Boston, MA 02210
The Vanguard Group, Inc. (2)	6,226,026			9.2%
100 Vanguard Blvd.
Malvern, PA 19355
Kayne Anderson Rudnick Investment Management LLC. (3)	6,100,720			9.0%
1800 Avenue of the Stars
Los Angeles, CA 90067
BlackRock, Inc. (4)	3,834,609			5.7%
55 East 52nd Street
New York, NY 10055
BlueSpruce Investments (5)	3,468,097			5.1%
444 North Michigan Avenue, Suite 2905
Chicago, IL 60611
Waddell & Reed Financial, Inc. (6)	3,396,730			5.0%
6300 Lamar Avenue
Overland Park, KS 66202
Antonio J Pietri	157,899	303,038	460,937	*
Joan C. McArdle	31,369	29,018	60,387	*
Simon J. Orebi Gann	19,877	22,970	42,847	*
Robert M. Whelan, Jr.	10,964	29,018	39,982	*

Gary E. Haroian	15,160	18,960	34,120	*
Frederic G. Hammond	12,139	18,151	30,290	*
Karl E. Johnsen	—	24,890	24,890	*
Donald P. Casey	6,924	17,260	24,184	*
John W. Hague	7,345	16,603	23,948	*
R. Halsey Wise	5,422	9,808	15,230	*
Georgia Keresty	1,176	2,287	3,463	*
Thomas M. Bradicich	—	—	—	*
Amar Hanspal	—	—	—	*
Adriana Karaboutis	—	—	—	*
Directors and Executive Officers, as a group (14 persons)	268,275	492,003	760,278	1.1%

(1) As reported in a Schedule 13G filed with the SEC on May 11, 2020, FMR LLC has sole voting power over 512,208 shares and FMR LLC and Abigail P. Johnson each have sole dispositive power over 6,963,381 shares. FMR LLC is a parent holding company or control person. Through their ownership of voting common shares and the execution of a shareholders’ voting agreement, members of the Johnson family, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(2) As reported in a Schedule 13G/A filed with the SEC on February 12, 2020, shares reflected as beneficially owned by The Vanguard Group include 30,872 shares beneficially owned by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc. or Vanguard, as a result of its serving as investment manager of collective trust accounts, and 21,745 shares beneficially owned by Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, as a result of serving as investment manager of Australian investment offerings.

(3) As reported in a Schedule 13G/A filed with the SEC on February 13, 2020, Kayne Anderson Rudnick Investment Management, LLC is an investment adviser.

(4) As reported in a Schedule 13G/A filed with the SEC on February 5, 2020, BlackRock, Inc. is a parent holding company or control person.

(5) As reported in a Schedule 13G jointly filed with the SEC on November 9, 2020 by BlueSpruce Master Fund LP, WhiteSpruce Master Fund LP, BlueSpruce Fund GP LLC, WhiteSpruce Fund GP LLC, Timothy Hurd and Edward Magnus, BlueSpruce Master Fund LP has sole voting power and sole dispositive power over 892,765 shares, WhiteSpruce Master Fund LP has sole voting and sole dispositive power over 2,575,332 shares, BlueSpruce Fund GP LLC has sole voting and sole dispositive power over 892,765 shares, WhiteSpruce Fund GP LLC has sole voting and sole dispositive power over 2,575,332 shares, BlueSpruce Investments, LP has sole voting and sole dispositive power over 3,468,097 shares, and Timothy Hurd and Edward Magnus have shared voting and dispositive power over 3,468,097 shares. In their capacity as managers of BlueSpruce Master Fund LP and WhiteSpruce Master Fund LP, BlueSpruce Fund GP LLC, WhiteSpruce Fund GP LLC, BlueSpruce Investments, LP, Timothy Hurd and Edward Magnus may be deemed to beneficially own the shares. However, each of Blue Spruce Master Fund LP, WhiteSpruce Master Fund LP, BlueSpruce Fund GP LLC, WhiteSpruce Fund GP LLC, Timothy Hurd and Edward Magnus disclaims beneficial ownership of the shares identified in the jointly filed Schedule 13G, except to the extent of their pecuniary interest set forth in the jointly filed Schedule 13G.

(6) Shares reflected as beneficially owned by Waddell & Reed Financial, Inc. are held by Ivy Investment Management Company, or IICO. As reported in a Schedule 13G/A filed with the SEC on February 14, 2020, each of Waddell & Reed Financial, Inc. and IICO may be deemed to share voting power over, and the power to direct the disposition of, the 3,396,730 shares reflected in the table as beneficially owned by Waddell & Reed Financial, Inc. The investment advisory contracts grant IICO all investment and/or voting power over securities owned by such advisory clients. The investment sub-advisory contracts grant IICO investment power over securities owned by such sub-advisory clients and, in most cases, voting power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
    Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. These executive officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, during fiscal 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with except that a Form 3 for John W. Hague was filed one business day after the deadline due to administrative error.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Audit Fees

The following table summarizes the fees of KPMG LLP, our independent auditor for each of the last two fiscal years.

	Year Ended June 30,
Fee Category	2020	2019
	(In thousands)
Audit	$2,341	$2,328
Audit-Related	381	784
Tax fees	182	205
All other fees	12	2
	$2,916	$3,319

"Audit fees" consist of fees and expenses for the audit of our financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.
    "Audit-Related fees" consist of fees for assurance and related services that were reasonably related to the performance of the audit and review of our financial statements and that are not reported as audit fees.
    "Tax fees" consist of fees for tax compliance, tax advice and tax planning services.

     "All other fees" consist of all fees for products and services fees other than audit, audit-related and tax services.

The audit committee of the board of directors has selected KPMG LLP as our independent registered public accounting firm for fiscal 2021. KPMG LLP has audited our financial statements since their appointment on March 12, 2008 to audit our consolidated financial statements for our fiscal year 2008. Subject to change due to the ongoing COVID-19 pandemic, representatives of KPMG LLP are expected to be present virtually at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
    The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee, except that de minimis non-audit services may instead be approved in accordance with applicable SEC rules.

HOUSEHOLDING OF PROXY MATERIALS
    To reduce costs and the environmental impact of the annual meeting, a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address, and to individuals with more than one account registered with our transfer agent with the same address, unless contrary instructions have been received from an affected stockholder. Stockholders participating in householding will continue to receive separate proxy cards. If you are a registered stockholder and would like to enroll in this service or receive individual copies of this year’s and/or future proxy materials, please contact Broadridge Financial Solutions, Inc. 51 Mercedes Way, Edgewood, New York 11717; or contact our Secretary at 1-781-221-6400 or at our headquarters at 20 Crosby Drive, Bedford, Massachusetts 01730. If you are a beneficial stockholder, you may contact the broker or bank where you hold the account.

OTHER MATTERS
    The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
By Order of the Board of Directors
/s/ Frederic G. Hammond
Secretary

December 9, 2020

    A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2020, AS FILED WITH THE SEC, IS INCLUDED IN OUR 2020 ANNUAL REPORT TO STOCKHOLDERS, WHICH MAY BE ACCESSED OVER THE INTERNET AS SET FORTH IN THE "NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS" SENT TO OUR STOCKHOLDERS OF RECORD AS OF THE CLOSE OF BUSINESS ON NOVEMBER 19, 2020. YOU MAY VIEW AND ALSO DOWNLOAD OUR 2020 ANNUAL REPORT TO STOCKHOLDERS ON OUR WEBSITE AT http://ir.aspentech.com, AS WELL AS AT www.proxyvote.com. A STOCKHOLDER MAY SUBMIT A WRITTEN REQUEST FOR A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR FISCAL 2020 TO OUR SECRETARY AT ASPEN TECHNOLOGY, INC. AT 20 CROSBY DRIVE, BEDFORD, MASSACHUSETTS 01730.

ASPEN TECHNOLOGY, INC.
20 CROSBY DRIVE
BEDFORD, MA 01730

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CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
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02 0000000000

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect three nominees of the board of directors, to the board to hold office until the 2023 Annual Meeting of Stockholders;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Thomas M. Bradicich 02) Adriana Karaboutis 03) Georgia Keresty

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

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0000477352_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

ASPEN TECHNOLOGY, INC.

Proxy Solicited on behalf of the Board of Directors for Annual Meeting of Stockholders to be held January 29, 2021

The undersigned hereby authorizes and appoints Antonio J. Pietri, Karl E. Johnsen and Frederic G. Hammond, and each of them, as proxies with full power of substitution, to vote all shares of common stock, par value $0.10 per share, of Aspen Technology, Inc. (the "Company"), held of record by the undersigned as of the close of business on December 8, 2020, at the Annual Meeting of Stockholders to be held on Friday, January 29, 2021, at 9:00 a.m. Eastern time at www.virtualshareholdermeeting.com/AZPN2020, and at any adjournments thereof, on all matters that may properly come before said meeting.

Continued and to be signed on reverse side

0000477352_2 R1.0.1.18